MUNICIPAL MORTGAGE & EQUITY, LLC
                               Baltimore, Maryland
                                   May 9, 2002

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of Common Shares (the "Shareholders") of Municipal Mortgage & Equity, LLC, a Delaware limited liability company (the "Company" or "MuniMae"), will be held on May 9, 2002, beginning at 9:00 a.m. at the offices of the Company:

          Municipal Mortgage & Equity, LLC
          218 N. Charles St., Suite 500
          Baltimore, Maryland 21201

     THE PURPOSE of the Annual Meeting will be:

1. To elect three members of the Board of Directors to hold office for three-year terms expiring at the annual meeting held in 2005 or until their respective successors are duly elected and qualified;

2. To consider and act upon a proposal to approve the restatement, as recommended by the Board of Directors, of the Company's Amended and Restated Certificate of Formation and Operating Agreement (the "Operating Agreement") in order to eliminate provisions that relate to classes of shares that have been fully redeemed;

3. To consider and act upon any other matter which may properly come before the meeting or any adjournment or postponement thereof.

     All Shareholders are cordially invited to attend the Annual Meeting in person. The record date for determining those Shareholders entitled to vote at the Annual Meeting is March 18, 2002. A review of the Company's operations for the year ended December 31, 2001 will be presented. A proxy statement, form of proxy and a copy of the 2001 Annual Report to Shareholders are enclosed.

                                         By Order of the Board of Directors,

                                         William S. Harrison
                                         Secretary
Baltimore, Maryland
March 28, 2002

--------------------------------------------------------------------------------
IMPORTANT - Whether or not you plan to attend the meeting in person, you can help in the preparation for the meeting by filling in and signing the enclosed proxy and promptly returning it in the enclosed envelope. If you are unable to attend, your shares will be voted as directed by your proxy. If you do attend the meeting, you may vote your shares even though you have sent in your proxy.
--------------------------------------------------------------------------------

                        MUNICIPAL MORTGAGE & EQUITY, LLC
                      Corporate Office and Mailing Address:
                       218 North Charles Street, Suite 500
                            Baltimore, Maryland 21201
                                 (443) 263-2900

                                 PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies by Municipal Mortgage & Equity, LLC (hereinafter the "Company" or "MuniMae") from holders of Common Shares (the "Shareholders") for the Annual Meeting of Shareholders to be held on May 9, 2002.

     The Company will pay the cost of the solicitation of proxies. In addition to solicitation by mail, proxies may be solicited in person by directors, officers and employees of the Company without additional compensation, and by telephone, telegram, facsimile or similar methods. Brokers and other persons will be reimbursed for their reasonable expenses in forwarding proxy materials to Shareholders who have a beneficial interest in Common Shares registered in the names of nominees.

     The enclosed proxy, if executed and returned, may be revoked at any time prior to the meeting by executing a proxy bearing a later date or by written notice to the Secretary of the Company. The power of the proxy holders will also be revoked if the Shareholder executing the proxy appears at the meeting and elects to vote in person. Executed proxies confer upon the persons appointed as proxies discretionary authority to vote on all matters which may properly come before the meeting, including motions to adjourn the meeting for any reason.

     In accordance with the Company's By-Laws, the share transfer records were compiled on March 18, 2002, the record date set by the Board of Directors for determining the Shareholders entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof. On that date, there were 25,203,196 outstanding Common Shares. The holders of the outstanding Common Shares at the close of business on March 18, 2002 will be entitled to one vote for each share held by them as of such date.

     The presence of the holders of a majority of the issued and outstanding Common Shares entitled to vote at the Annual Meeting, either in person or represented by properly executed proxies, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. If there are not sufficient shares represented in person or by proxy at the meeting to constitute a quorum, the meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Company. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the Annual Meeting in the manner described above. Under the rules of the New York Stock Exchange (the "Exchange"), brokers holding shares for beneficial owners have authority to vote on certain matters when they have not received instructions from the beneficial owners, and do not have such authority as to certain other matters (so-called "broker non-votes").

     An abstention is deemed "present" but is not deemed a "vote cast." A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. As a result, abstentions and broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition. Broker non-votes and the shares as to which a Shareholder abstains are included in determining whether a quorum is present. Broker non-votes and abstentions, however, have the effect of a vote against any proposal for which a majority of the outstanding shares must vote in favor, including Proposal 2 to approve the restatement of the Operating Agreement.

     This proxy statement and the enclosed proxy are first being sent or given to Shareholders on or about April 8, 2002.

                              ELECTION OF DIRECTORS
                                (Proposal No. 1)

     The Company's Amended and Restated Certificate of Formation and Operating Agreement (the "Operating Agreement") provides that the Board of Directors shall consist of at least five and no more than 15 members, with the number of seats on the Board to be determined from time to time by resolution of the Board. The number of directors on the Board is currently set at ten, with (i) nine of the directors divided into three classes, the members of which are elected by the holders of the Common Shares for staggered three-year terms, and (ii) one director (the "Specially Appointed Director") who may be appointed by the Dissolution Shareholder (see "Certain Relationships and Related Transactions"). As of the date of this proxy statement, the seat reserved for the Specially Appointed Director is vacant. The terms of three directors, Messrs. Joseph, Baum and Banks, expire in 2002. Messrs. Joseph and Baum, directors since 1996, and Mr. Banks, a director since October 1999, have been nominated for re-election at the Annual Meeting.

     The names, ages, terms of office and certain other information as of March 28, 2002 with respect to the persons nominated for election as directors and other persons serving as directors are as follows:

Information Concerning Nominees for Election for Terms Expiring in 2005:

     Mark K. Joseph, age 63, has served as Chairman of the Board and Chief Executive Officer of the Company since August 1996. He also served as the President and a director of the Managing General Partner of the SCA Tax Exempt Fund Limited Partnership, the Company's predecessor (the "Predecessor"), from 1986 through 1996. Mr. Joseph is Chairman of the Board and founder of The Shelter Group, a real estate development and property management company. Mr. Joseph serves on the Boards of the Greater Baltimore Committee, Provident Bankshares Corporation and the Associated Jewish Charities. Mr. Joseph is also the President and one of six directors of the Shelter Foundation, a public non-profit foundation that provides housing and related services to families of low and moderate income.

     Charles C. Baum, age 60, a director of the Company since August 1996, has been Chief Financial Officer of United Holdings Co., Inc. and its predecessors since 1973. United Holdings was involved in the metal business until 1990 when it shifted its focus to investing in real estate and securities. Since 1992, Mr. Baum has also been Chairman of the Morgan Group, Inc., in Elkhart, Indiana. Morgan is the nation's leader in providing transportation and other services to the manufactured housing and recreational vehicle industries. Mr. Baum is also a director of Gabelli Group Capital Partners (an investment advisor) and Shapiro, Robinson & Associates (a firm that represents professional athletes).

     Robert J. Banks, age 57, a director of the Company and Senior Vice President since October 1999, is Executive Vice Chair of the Company and has held that title since July 2001. Previously he was Chairman and Chief Executive Officer of The Midland Companies ("Midland"), a wholly owned subsidiary of the Company. Mr. Banks was hired by Midland in 1973 and became President and Chief Operating Officer in 1981. In 1988, Mr. Banks became the majority owner and the Chairman and Chief Executive Officer of Midland. Mr. Banks has been involved in real estate lending and mortgage banking since 1970 and is an investment advisor registered with the Securities and Exchange Commission and holds four different securities licenses. Mr. Banks is a trustee for the Midland Affordable Housing Group Trust ("MAHGT"), a pension fund that provides debt financing for the Company's customers, and Chairman and Chief Executive Officer of The Midland Multifamily Equity Real Estate Investment Trust ("MMER"). Mr. Banks is also a board member of United Financial Holdings, Inc.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                  FOR THE ELECTION OF THE NOMINEES AS DIRECTORS

Information Concerning Directors whose Terms Expire in 2003:

     Richard O. Berndt, age 59, a director of the Company since August 1996, has been the managing partner of the Baltimore law firm of Gallagher, Evelius & Jones, LLP since 1976. Mr. Berndt has extensive experience in corporate and real estate law. Mr. Berndt serves on the Board of Mercantile Bankshares, Financial Administration for the Archdiocese of Baltimore, Mercy Medical Center, Inc. and Johns Hopkins Medicine. Gallagher, Evelius & Jones, LLP provides corporate and real estate related legal services to the Company.

     Robert S. Hillman, age 62, a director of the Company since August 1996, is a director and president of H & V Publishing, Inc. since 1999 and is a labor relations consultant for the City of Baltimore. Prior to his position at H & V Publishing, Inc., Mr. Hillman was a member of the law firm of Whiteford, Taylor and Preston, L.L.P., which has offices in Baltimore, Maryland and Washington, D.C. from 1986 to 2000. Formerly the Executive Partner of the 135-attorney firm, Mr. Hillman has extensive experience in municipal finance, real estate, labor and employment law. He is presently Chairman of the Board of the Babe Ruth Museum and is a trustee of the Enoch Pratt Free Library.

     Michael L. Falcone, age 40, a director since October 1999, has been the President and Chief Operating Officer of the Company since 1997. Prior to his appointment as President and Chief Operating Officer, Mr. Falcone served as Executive Vice President from November 1996 to December 1997 and Senior Vice President from August 1996 to November 1996. Mr. Falcone is responsible for the operations of the Company focusing on strategic planning and business development as well as the management of the day-to-day activities of the Company. Prior to joining the Company, he was a Senior Vice President of Shelter Development Corporation, where he was employed from 1983 to 1996. Mr. Falcone is a trustee for the MAHGT and the MMER.

Information Concerning Directors whose Terms Expire in 2004:

     William L. Jews, age 50, a director of the Company since August 1996, has been President and Chief Executive Officer of CareFirst Blue Cross Blue Shield since the merger between Blue Cross/Blue Shield of Maryland and Blue Cross/Blue Shield of National Capital Area on January 16, 1998. Prior to the merger, Mr. Jews was President and Chief Executive Officer of Blue Cross/Blue Shield of Maryland since 1993. Mr. Jews has been the Chief Executive Officer of Carefirst Blue Cross Blue Shield of Delaware since March 2000. Mr. Jews serves on the boards of directors of MBNA Corporation, Choice Hotels International, Inc., The Ryland Group, Inc. and EcoLab, Inc. He is also a governor of The Federal Reserve Bank.

     Carl W. Stearn, age 69, has been a director of the Company since August 1996. Mr. Stearn is Chairman of the Executive Committee of Provident Bankshares Corporation. From 1990 until his retirement on April 15, 1998, Mr. Stearn was the Chairman and Chief Executive Officer of Provident Bankshares Corporation and Chief Executive Officer of Provident Bank of Maryland. Mr. Stearn serves on the board of visitors of the University of Maryland School of Medicine and on the board of directors of Project Life.

     Douglas A. McGregor, age 60, a director of the Company since October 1999, is Vice Chairman and Chief Operating Officer for The Rouse Company. Mr. McGregor has been with The Rouse Company since 1972 and assumed his current position in 1998. Mr. McGregor has extensive experience in real estate development and management. Mr. McGregor is a trustee of the International Council of Shopping Centers.

Information Concerning the Board of Directors:

     During 2001, the Board of Directors held six regular meetings (one telephonic) and two telephonic special meetings. There were four committee meetings (two telephonic) during 2001. Each director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served. The Board has established certain committees as follows:

     1. Compensation Committee. The Compensation Committee, composed of Messrs. Hillman (Chairman), Stearn, Baum and McGregor, met three times in 2001 (two telephonic). Its functions are to determine the compensation of certain officers of the Company, including but not limited to base compensation, incentive compensation and bonus compensation.

     2. Audit Committee. The Audit Committee, composed of Messrs. Stearn (Chairman), Jews, and Baum, met once during 2001. Its duties are to assist the Board of Directors in fulfilling its financial oversight responsibilities, to select an independent accountant for the Company and to oversee the work of such independent accountant.

     3. Share Incentive Committee. The Share Incentive Committee, a subcommittee of the Compensation Committee, met immediately following each Compensation Committee meeting. Its functions are to determine awards under the Company's Share Incentive Plans. The Share Incentive Committee is composed of Messrs. Hillman and Baum.

     The Company does not have a standing nominating committee of the Board of Directors, or any committee performing a similar function.

Vote Required for Approval

     The affirmative vote of a majority of the holders of the outstanding Common Shares present in person or represented by duly executed proxies at the Annual Meeting is necessary for the election of a nominee as a director of the Company. Shares represented by an executed proxy in the form enclosed will, unless otherwise directed, be voted for the election of the three persons nominated to serve as directors. Shares represented by proxies which are marked "WITHHOLD" will be excluded entirely from the vote and will have no effect.

Compensation of Directors

     The Company pays its directors who are not officers of the Company fees for their services as directors. From time to time, the Board of Directors may change this compensation.. During 2001, the directors received annual compensation of $16,000 plus a fee of $1,000 for attendance at each meeting of the Board of Directors including committee meetings and $500 for telephonic board meetings. Officers of the Company who also serve as directors are not paid any director fees.

     In addition, non-employee directors are granted options for Common Shares and may elect to receive Common Shares or deferred Common Shares in lieu of fees under the 1996 Non-Employee Directors' Share Plan (the "1996 Directors' Plan"), the 1998 Non-Employee Directors' Share Plan (the "1998 Directors' Plan") and the 2001 Non-Employee Directors' Share Plan (the "2001 Directors' Plan," and collectively with the 1996 Directors' Plan and the 1998 Directors' Plan, the "Directors' Plans"). Under the 1996 Directors' Plan, each non-employee director was granted an option to purchase 2,500 Common Shares following the merger of the Predecessor with the Company. Effective January 1, 2000, the Directors' Plans were amended to provide that each non-employee director receive an option to purchase 7,000 Common Shares upon his initial election or appointment and an option to purchase 5,000 Common Shares on the date of each Annual Meeting of Shareholders. These options have and will have exercise prices equal to the fair market value of Common Shares on the date of grant, and expire and will expire at the earlier of 10 years after the date of grant or one year after the optionee ceases serving as a director. Options received upon initial election or appointment will become exercisable in three equal installments commencing at the earlier of: (a) the next anniversary of the director's initial election, or
(b) the next Annual Meeting of Shareholders. Options received on the date of each Annual Meeting of Shareholders become exercisable at the earlier of: (a) the next anniversary of the option grant, or (b) the next Annual Meeting of Shareholders. These options are subject to earlier exercisability in the event of death, disability, or a change in control (as defined in the Directors' Plans), and will be forfeited in the event of cessation of service as a director within 10 months after the date of grant. The Directors' Plans also permit a non-employee director to elect to be paid any directors' fees in the form of Common Shares or deferred Common Shares ("Deferred Shares"). A director who makes the election to receive Common Shares will receive Common Shares having a fair market value at the time of issuance equal to the amount of fees he has elected to forego, with such shares issuable at the time the fees otherwise would have been paid. At any date on which fees are payable to a director who elected to defer fees in the form of Deferred Shares, the Company will credit such director's deferral account with a number of Deferred Shares equal to the number of Common Shares having an aggregate fair market value at that date equal to the fees that otherwise would have been payable at such date. Whenever distributions are made, the deferral account of a director who elected to receive Deferred Shares will be credited with distribution equivalents having a value equal to the amount of the distribution paid on a single Common Share multiplied by the number of Deferred Shares credited to his deferral account as of the record date for such dividend. These distribution equivalents will be credited to the deferral account as a number of Deferred Shares determined by dividing the aggregate value of the distribution equivalents by the fair market value of a Common Share at the payment date of the distribution. A total of 100,000 Common Shares are reserved for grants under the 1996 Directors' Plan and 1998 Directors' Plan and 150,000 Common Shares are reserved for grants under the 2001 Directors' Plan. As of December 31, 2001, there were 110,185 shares available under the Directors' Plans. The number and kind of shares reserved and automatically granted under the Directors' Plans are subject to adjustment in the event of share splits, share distributions and other extraordinary events.

    PROPOSAL TO APPROVE THE RESTATEMENT OF THE COMPANY'S AMENDED AND RESTATED
                     CERTIFICATE OF FORMATION AND OPERATING
                                    AGREEMENT
                                (Proposal No. 2)

The following is a brief description of the material effects of the restatement of the Operating Agreement. The description is qualified in its entirety by reference to such Operating Agreement, a copy of which is attached hereto as Appendix A.

     Most public companies are governed by articles of incorporation, which are typically fairly brief. Because we are a limited liability company, we are governed by an Operating Agreement. The operating agreement addresses various issues arising from the fact that we are a limited liability company, such as allocations of income, which corporations do not face. Our current operating agreement includes a number of provisions that are no longer relevant due to the evolution of the Company and its capital structure. These provisions relate to our transformation from the Predecessor, including the creation at our formation of our Preferred Shares, Preferred Capital Distribution Shares and Term Growth Shares. In January 2002, we redeemed all of the outstanding preferred securities. As required by our current operating agreement, this caused the simultaneous redemption of all of the Term Growth Shares.

    All of the provisions in our operating agreement relating to the preferred securities and the Term Growth Shares ceased to be effective upon redemption of the preferred securities and Term Growth Shares, including provisions relating to limitations on redemptions of equity that ranks junior to the preferred securities, special voting rights, priority allocations of income and rights with respect to the bonds originally owned by our predecessor. We are recommending adopting a restated operating agreement in which the only changes will be to eliminate provisions that relate to classes of shares that have been fully redeemed and events that have already occurred, and thus are no longer effective. Removing the provisions that do not have any effect will significantly simplify our operating agreement.

    We have included a copy of our restated operating agreement, marked to show the differences from our present operating agreement, in Appendix A to this proxy statement. This summary of the changes is qualified by the language in Appendix A, which we encourage you to review.

     We believe making these changes will result in a simplified operating agreement, without affecting the rights or privileges of our shareholders or the rules or regulations of our business.

Vote Required for Approval

     The affirmative vote of a majority of the holders of the outstanding Common Shares is necessary for the restatement of the Operating Agreement. Shares represented by an executed proxy in the form enclosed will, unless otherwise directed, be voted for the election of this proposal. Shares represented by proxies which are marked "WITHHOLD" will be excluded entirely from the vote and will have no effect. Shares that are not represented at the Annual Meeting will have the effect of votes against the proposal.

                 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                                FOR THIS PROPOSAL

                      IDENTIFICATION OF EXECUTIVE OFFICERS

     The following table identifies the executive officers of the Company and provides certain information about each of them.


                                                  Current Position(s) with the Company
Name and Age                                          and Past Business Experience
-----------------------       -------------------------------------------------------------------------
Mark K. Joseph, 63            Chairman of the Board and Chief Executive Officer of the Company since
                              August 1996. (See description of past business experience in the
                              Summary of Proposal 1.)

Robert J. Banks, 57           Senior Vice President and a board member of the Company since October
                              1999 and, effective July 2001, Executive Vice Chair. Prior to July
                              2001, Mr. Banks was Chairman and Chief Executive Officer of The
                              Midland Companies since 1993. (See description of past business experience in the Summary of Proposal 1.)

Michael L. Falcone, 40        President and Chief Operating Officer of the Company since December
                              1997 and a board member of the Company since October 1999. Prior to his appointment as President and Chief Operating Officer, Mr. Falcone
                              served as Executive Vice President from November 1996 to December 1997 and Senior Vice President from August 1996 to November 1996. (See description of past business experience in the Summary of Proposal 1.)

Keith J. Gloeckl, 51          Senior Vice President of the Company since October 1999 and Chief
                              Investment Officer since July 2001. Mr. Gloeckl has also been the
                              President and Chief Operating Officer of The Midland Companies since
                              1993. Mr. Gloeckl is responsible for the origination of debt and equity financings primarily related to multifamily apartment communities.

William S. Harrison, 38       Senior Vice President, Chief Financial Officer and Secretary of the
                              Company since April 2001. Mr. Harrison is responsible for the financial operations of the Company. As president of Strategic
                              Business Services, Inc., a consulting firm he founded in 2000, Mr.
                              Harrison provided consulting services to the Company from November
                              2000 through April 2001. In 1999, Mr. Harrison served as Treasurer and
                              Senior Vice President, Mergers & Acquisitions, of Promus Hotels
                              Corporation and was employed in the Strategic Planning Department of
                              USF&G Corporation from 1996 to 1998.

Gary A. Mentesana, 37         Senior Vice President of the Company since May 1997 and Chief Capital
                              Officer since July 2001. Prior to his appointment as Senior Vice
                              President and Chief Capital Officer, Mr. Mentesana served as Chief
                              Financial Officer from January 1998 through April 2001 and Vice
                              President from August 1996 to May 1997. Mr. Mentesana is responsible for managing the capital market activities of the Company. Between
                              1988 and 1996, he performed similar functions and was responsible for financial reporting for the managing general partner of the
                              Predecessor. Mr. Mentesana is a certified public accountant.


                             EXECUTIVE COMPENSATION

Employment Agreements

     In 1999, Mark K. Joseph, Michael L. Falcone, Gary A. Mentesana, Robert J. Banks and Keith J. Gloeckl and, in April 2001, William S. Harrison (each an "Officer" and collectively, the "Officers"), entered into employment agreements with the Company. The specifics of the agreements are as follows:

     The terms of the agreements for Messrs. Joseph, Falcone and Mentesana are three years and two years for Mr. Harrison. The agreements provide for annual base compensation in the amounts of $250,000, $250,000, $160,000 and $225,000, respectively, with allowance for cost of living adjustments and annual cash bonuses (or incentive compensation) of up to 150% for Mr. Joseph and 100% for Messrs. Falcone, Mentesana and Harrison. The agreements further provide for total compensation goals equal to $675,000 and $650,000 for Messrs.

Joseph and Falcone, respectively, and $350,000 for Messrs. Mentesana and Harrison, respectively, based on achievement of certain performance goals by the individual and the Company. Each of the employment agreements provides for certain severance payments in the event of disability or termination by the Company without cause equal to base compensation for the longer of the balance of the employment term or 36 months for Mr. Joseph and 18 months for Messrs. Falcone, Mentesana and Harrison. Additionally, upon an employee's death, his estate shall receive two years' base compensation. The agreements also contain provisions which provide such officers with substantial payments should their employment terminate as a result of a change in control.

     The terms of the agreements for Messrs. Banks and Gloeckl are four years. Each of the agreements provides for annual base compensation in the amount of $250,000, with allowance for cost of living adjustments not less than 5% per year. Annual cash bonuses (or incentive compensation) for Mr. Banks and Mr. Gloeckl are based on the Company's incentive compensation plan; however, no incentive compensation will be paid in any year in which Midland does not achieve certain earn-out target goals for such year. Messrs. Banks and Gloeckl were also awarded options to purchase up to 87,500 Common Shares. Each of the employment agreements provides for certain severance payments in the event of disability or termination by the Company without cause equal to base compensation for the balance of the employment term. In addition, all earn-out shares (as defined in the Stock Purchase and Contribution Agreement dated September 30, 1999 by and between the Company and Messrs. Banks, Gloeckl and Mr. Ray F. Mathis, the "Stock Purchase Agreement") which have been earned through the date of termination and may become payable, shall be immediately and irrevocably issued to them in the event of disability or termination by the Company without cause. In the event of death, an employee's agreement is terminated; however, his estate shall be entitled only to the balance of the earn-out shares described in, and earned pursuant to, the Stock Purchase Agreement. Effective June 2001 and August 2001, Mr. Banks' and Mr. Gloeckl's agreements were amended to eliminate the earn-out target goals defined in the Stock Purchase Agreement. Further, Mr. Banks' agreement was amended to reflect an initial term of 39 months.

     Pursuant to the employment agreements, the Company generally will have "cause" to terminate an Officer if such person: (i) engages in acts or omissions with respect to the Company which constitute intentional misconduct or a knowing violation of law; (ii) personally receives a benefit of money, property or services from the Company or from another person dealing with the Company in violation of law; (iii) breaches his non-competition agreement with the Company;
(iv) breaches his duty of loyalty to the Company; (v) engages in gross negligence in the performance of his duties; or (vi) repeatedly fails to perform services that have been reasonably requested of him by the Board of Directors following applicable notice and cure periods and which are consistent with the terms of his employment agreement. Each of Messrs. Banks and Gloeckl shall continue to be entitled to earn-out shares to the extent provided in the Stock Purchase Agreement regardless of whether such Officer has been terminated for cause.

     Each Officer will have "good reason" to terminate his employment with the Company in the event of any reduction in his base compensation without his consent, any material breach or default by the Company under his employment agreement, any substantial diminution in his duties, any requirement to perform an act which would violate criminal law or any requirement to perform an act not in the best interests of the Company and its Shareholders. Each of Messrs. Banks and Gloeckl shall be entitled to all earn-out shares (defined in the Stock Purchase Agreement), which have been earned through the date of termination and may become payable and such shares shall be immediately and irrevocably issued to each of them.

     As part of their employment agreements, each of the Officers is bound by a limited non-competition covenant with the Company which prohibits each of them, without prior written consent of the Board of Directors, from engaging in or carrying on, directly or indirectly, whether as an advisor, principal, agent, partner, officer, director, employee, shareholder, associate or consultant of or to any person, partnership, corporation or any other business entity which is engaged in the business of financing or asset management of multifamily apartment properties financed by tax-exempt bonds, except by or through the Company, for 12 months following the termination of employment with the Company for Messrs. Joseph, Falcone, Mentesana and Harrison and 24 months following the termination of employment with the Company for Messrs. Banks and Gloeckl; provided, however, if such Officer's employment is terminated by the Company without "cause" or by the employee for "good reason," the covenant not to compete will terminate upon termination of employment. Certain of the agreements may contain other exceptions.

Summary Compensation Table

     The following table sets forth the annual compensation paid or accrued by the Company during the last three years to the Chief Executive Officer and to each of the Company's other four most highly compensated officers.


                                                                                                        Long-Term
                                                                                                      Compensation
                                                                 Annual Compensation                     Awards
                                                  --------------------------------------------------   ----------
                                                                                      Other Annual       Share      All Other
        Name and Principal Position               Year      Salary ($)    Bonus ($)  Compensation(1)   Options(#)  Compensation
        ---------------------------               ----      ----------    ---------  ---------------   ----------  ------------
Mark K. Joseph ...............................    2001      $250,000      $100,000      $ 16,237            --      $    774(2)
   Chairman of the Board and Chief ...........    2000       248,077       100,000        10,506            --           774(2)
   Executive Officer .........................    1999       150,000       150,000         8,282            --         2,026(2)

Robert J. Banks ..............................    2001       266,094        90,000            --            --         3,114(3)
   Executive Vice Chair and Senior ...........    2000       252,897        90,000            --        87,500         3,516(3)
   Vice President ............................    1999        47,400            --            --            --        13,500(3)

Michael L. Falcone ...........................    2001       250,000       100,000        19,278            --         2,940(4)
   President and Chief Operating .............    2000       248,711        90,000        10,590            --         2,939(4)
   Officer ...................................    1999       183,000       150,000         8,288            --         2,026(4)

Keith J. Gloeckl .............................    2001       266,094        90,000            --            --         2,712(5)
   Senior Vice President and Chief ...........    2000       252,897        90,000            --        87,500         3,245(5)
   Investment Officer ........................    1999        47,462            --            --            --        13,500(5)

William S. Harrison (6) ......................    2001       173,077        80,000         8,612        50,000           450(7)
   Senior Vice President, Chief ..............    2000            --            --            --            --            --
   Financial Officer and Secretary ...........    1999            --            --            --            --            --


(1) The amounts indicated for each officer are reimbursements during the fiscal year for the payment of taxes.

(2) The amounts indicated include $2,000 for 1999 related to the Company's contribution to Mr. Joseph's individual retirement account and $99, $99 and $26 for 2001, 2000 and 1999, respectively, for the dollar value of insurance premiums paid by the Company with respect to term life insurance that benefits Mr. Joseph and $675 for group long-term disability insurance in 2001 and 2000 that benefits Mr. Joseph.

(3) The amounts indicated include $2,250, $2,250 and $13,500 for 2001, 2000 and 1999, respectively, related to the Company's contribution to Mr. Banks' individual retirement account, $30 for 2001 and $685 for 2000 for the dollar value of insurance premiums paid by the Company with respect to term life insurance that benefits Mr. Banks and $834 and $581 for 2001 and 2000, respectively, for group long-term disability insurance that benefits Mr. Banks.

(4) The amounts indicated include $2,250, $2,250 and $2,000 for 2001, 2000 and 1999, respectively, related to the Company's contribution to Mr. Falcone's individual retirement account; $15, $14 and $26 for 2001, 2000 and 1999, respectively, for the dollar value of insurance premiums paid by the Company with respect to term life insurance that benefits Mr. Falcone; and $675 for group long-term disability insurance in 2001 and 2000 that benefits Mr. Falcone.

(5) The amounts indicated include $2,250, $2,250 and $13,500 for 2001, 2000 and 1999, respectively, related to the Company's contribution to Mr. Gloeckl's individual retirement account, $16 for 2001 and $685 for 2000 for the dollar value of insurance premiums paid by the Company with respect to term life insurance that benefits Mr. Gloeckl; and $446 and $310 for 2001 and 2000, respectively, for group long-term disability insurance that benefits Mr. Gloeckl.

(6) Mr. Harrison became an employee of the Company in April 2001. In 2000 and 2001 he provided consulting services to the Company for which he was paid $110,000, but was not an employee.

(7) The amount indicated includes $450 for group long-term disability insurance that benefits Mr. Harrison.

Long-Term Incentive Plans - Awards in Last Fiscal Year

     The following table sets forth for the CEO and the other named executive officers of the Company: (i) the number of shares awarded during fiscal year 2001; (ii) the performance or other time period until payout or maturation of the award; and (iii) the estimated future payouts under non-stock price-based plans.


                                                                 Estimated
                                             Performance          Future
                                               or Other        Payouts Under
                        Number of Shares,    Period Until        Non-stock
                         Units or Other       Maturation        Price-based
           Name          Rights (#)(1)       Or Payout(2)       Plans ($)(3)
           ----          --------------      -------------     -------------
Mark K. Joseph                12,500           22 months         $313,625

Michael L. Falcone            11,500           22 months          288,535

William S. Harrison            5,000           22 months          125,450

(1) A total of 63,050 Deferred Shares were awarded in fiscal year 2001, with 62,250 Deferred Shares vesting over 22 months beginning April 12, 2001 and the remaining 800 shares over 37 months beginning November 30, 2001. As of the end of fiscal year 2001, the aggregate Deferred Share holdings consisted of 413,908 shares worth $10,384,952 at the then current market value (as represented by the closing price of the Company's Common Shares on December 31, 2001 of $25.09). Such amounts included $2,721,111 for Mr. Joseph (108,454 shares); $1,922,847 for Mr. Falcone (76,638 shares); and $125,450 for Mr. Harrison (5,000 shares). Distributions are paid only with respect to the portion of the shares which have vested and become nonforfeitable in accordance with the share agreements. The Deferred Share agreements also provide for accelerations of vesting on a discretionary basis, upon a change in control and death or disability.

(2) The shares become vested and nonforfeitable cumulatively to the extent of one-third of such Deferred Shares on April 12, 2001, one-third of such Deferred Shares on February 23, 2002 and one-third of such Deferred Shares on February 23, 2003 for so long as the officers remain in the continuous employ of the Company.

(3) The amounts indicated represent the fair market value of the Deferred Shares awarded on December 31, 2001 at the then closing price of the Company's Common Shares on such date.

Options/SAR Grants in Last Fiscal Year

     The following table sets forth information regarding grants of stock options to the Company's executive officers under the Company's 1998 Share Incentive Plan during fiscal year ended December 31, 2001.


                                        Individual Grants                                  Potential Realizable
-------------------------------------------------------------------------------------         Value at Assumed
                           Number of      % of Total                                       Annual Rates of Share
                            Shares       Options/SARs      Exercise                       Price Appreciation for
                          Underlying      Granted to       or Base                             Option Term (2)
                            Options        Employees       Price Per    Expiration      -------------------------
   Name                  Granted(#)(1)  in Fiscal Year     Share($)       Date              5%($)         10% ($)
--------------------     ------------   --------------   -----------   --------------   ----------     ----------
William S. Harrison          50,000          66.7%         $22.55      April 12, 2011   $  709,079     $1,796,945


(1) These options were granted pursuant to the 1998 Share Incentive Plan. The options become exercisable up to one-third of the total number of shares commencing on the date of grant, up to one-third of the total number of shares commencing on February 23, 2002 and all remaining shares commencing on February 23, 2003. Options shall become fully exercisable in the event of death or disability; provided that, the options shall be exercisable after termination for any reason other than death or disability only to the extent that the option was exercisable at such date. In the event of a change in control of the Company (as defined in the 1998 Share Incentive
     Plan) at a time that the employee is employed by the Company, the option shall become immediately and fully exercisable. In addition, the Company may, in its sole discretion, at any time, upon written notice to the employee, accelerate the exercisability of all or a specific portion of the options. Generally, options expire ten years from the date of grant. However, options will expire immediately upon the termination of employment for cause and three months after termination of employment for reasons other than death, disability or normal or early retirement. In the event of death, disability or retirement, options will expire one year after such event.

(2)  The Potential Realizable Value is the product of (a) the difference between
     (i) the market price per share at the grant date and the sum of (A) 1 plus
     (B) the assumed rate of appreciation of the shares compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares underlying the option at December 31, 2001. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on share option exercises are dependent on a variety of factors, including market conditions and the price performance of the share. There can be no assurance that the rate of appreciation presented in this table can be achieved.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

     The following table sets forth for the CEO and the other four most highly compensated executive officers of the Company: (i) the total number of unexercised options held at the end of fiscal year 2001; and (ii) the aggregate dollar value of in-the-money unexercised options held at the end of fiscal year 2001.

                                                                 Number of                Value of Unexercised
                                                            Unexercised Options           In-The-Money Options
                       Shares                              Held at Fiscal Y/E (#)          @ 12/31/01 ($) (1)
                     Acquired on          Value         ----------------------------    ----------------------------
       Name           Exercise(#)      Realized ($)     Exercisable    Unexercisable    Exercisable    Unexercisable
------------------    -----------      ------------     -----------    -------------    -----------    -------------

Mark K. Joseph            --         $     --            179,815             --         $1,477,180       $    --

Robert J. Banks           --               --             43,750           43,750          277,375          277,375

Michael L. Falcone      40,000          290,730           94,862             --            779,291             --

Keith J. Gloeckl          --               --             43,750           43,750          277,375          277,375

William S Harrison        --               --             16,667           33,333           42,333           84,667


(1) Value of unexercised "in-the-money" options is the difference between the market price of the shares on December 31, 2001 ($25.09 per share) and the exercise price of the option, multiplied by the number of shares subject to the option. Options are only "in-the-money" if the fair market value of the underlying security exceeds the price of the option.

Report of the Compensation Committee of the Board of Directors

     The Compensation Committee met three times in 2001 and determined executive compensation in accordance with recommendations of an independent consultant hired to assist in the determination of executive compensation. The recommendations were based on survey data prepared by nationally recognized real estate compensation consultants. Based on discussions with the Compensation Committee and the acquisition of Midland, the consultants decided that each position within the Company's organization should be benchmarked against its own unique peer group, depending upon the roles and responsibilities of the position. The consultants established custom peer groups from two categories of companies: multifamily Real Estate Investment Trusts ("REITs") and specialty finance and investment companies. As a result, the CEO, Chief Operating Officer and Chief Financial Officer of the Company were compared to the multifamily REITs, while the other executives of the Company were compared to the specialty finance and investment companies. For 2001, the Compensation Committee concluded that the 1999 study was still appropriate for these executive officers.

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of share options, Deferred Shares and various benefits, including medical and life insurance plans generally available to all employees of the Company.

     Executive Compensation

     The Company is committed to establishing and maintaining an organization and culture where all employees are equitably rewarded for their contribution to the success of the Company. The compensation program created has as its basis a strong pay-for-performance approach designed to foster and reward individual entrepreneurial action and resourcefulness within a team environment. The Company's overall compensation policy is designed to provide a reward structure that will motivate the executives to assist in achieving strategic and financial goals, retain and attract competent personnel and link the interests of management and shareholders through equity-based compensation.

     Base Salary. The Company generally establishes base salaries for executive officers, including the CEO, at amounts that fall at or below the market median determined by the consultants. This conservative position has allowed the Company to create long-term incentive opportunities that are at or somewhat above average. The Company provides for individual adjustments to base salary for changes in the market, expansion of job responsibilities and/or the executive's contribution to the financial success of the Company. The base salaries of the executive officers fall between the 25th percentile and the median, and lower for the CEO. Annual cash compensation (base salary and bonus) for all other officers is currently within the competitive ranges of the Company's peer groups. The Company has reviewed and will continue to periodically review the benchmark salary ranges to maintain continued market competitiveness.

     Annual Incentive. The Company paid incentive compensation to the officers listed above during 2001. The incentive compensation plan provides incentives to executive officers based on the achievement of qualifying operating profit goals. The Compensation Committee awards annual bonuses to officers other than the CEO based on the recommendations of the CEO; for the CEO, annual bonuses are determined solely by the Compensation Committee. Based on the consultant's report, the Compensation Committee established three profit ranges, threshold, target and superior, to be used to determine bonus awards.

     The threshold performance range signifies a solid achievement but falls short of budget expectations. The target performance range signifies a stretch achievement that means achieving the business plan and internal budget goals. Finally, the superior performance range signifies an exceptional achievement toward realizing the long-term objectives of the Company and would significantly exceed budget expectations. The threshold, target and superior ranges are based exclusively on achievement of cash flow per share goals, taking into account the payment of all bonuses. The plan provides for incentive ranges as a percentage of base salary to determine annual bonuses within each profit range.

     For 2001, the Company achieved target performance, and therefore, annual bonuses were paid to the executives, as well as employees, for performance under the plan in the target performance range, as disclosed in the Summary Compensation Table.

     Long-term Incentive. The Company established the 1996 Share Incentive Plan (the "1996 Plan") prior to the merger with the Predecessor in August 1996. In June 1998 and July 2001, Shareholders approved the 1998 Share Incentive Plan (the "1998 Plan") and the 2001 Share Incentive Plan (the "2001 Plan" and, collectively with the 1996 Plan and 1998 Plan, the "Plans"), respectively. The Plans provide a means to attract, retain and reward executive officers and other key employees of the Company, to link employee compensation to measures of the Company's performance, and to promote ownership of a greater proprietary interest in the Company. The Plans authorize grants of a broad variety of awards, including non-qualified stock options, stock appreciation rights, restricted shares, Deferred Shares and shares granted as a bonus or in lieu of other awards. Any restricted share or Deferred Share awards need to be approved or ratified by the Share Incentive Committee (the "Committee"). Initially, 883,033, 839,000 and 900,000 Common Shares are reserved for issuance in connection with awards under the 1996 Plan, the 1998 Plan and 2001 Plan, respectively, except that shares issued as restricted shares and shares issued as awards other than options (including restricted shares) are limited to 20% and 40% of the total number of Common Shares reserved under the Plans, respectively. Shares subject to forfeited or expired awards, or relating to awards settled in cash or otherwise terminated without issuance of shares to the participant become available again under the Plans. As of December 31, 2001 there were 991,655 shares available under the Plans.

     The Plans are administered by the Committee, which consists of two or more independent directors. As of the date hereof, the Board has appointed Robert S. Hillman and Charles C. Baum as members of the Committee. This Committee is authorized to select from among the eligible employees of the Company the individuals to whom awards are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof. The Committee may condition the grant, vesting, exercisability or settlement of any award on the achievement of specified performance objectives. Awards may be settled in cash, Common Shares, other awards or other property, in the discretion of the Committee. The Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Plans. The exercise price of stock options granted will be at least equal to 100% of the fair market value of Common Shares on the grant date. No member of the Committee will be eligible to participate in the Plan. The Committee may adjust the number of shares reserved under the Plans and the number of shares relating to outstanding awards and related terms to reflect stock splits, dividends, and other extraordinary corporate events.

     During 2001, the Company awarded stock options to acquire up to 75,000 common shares and a total of 63,050 Deferred Shares to certain executives and employees based on their overall performance and contribution to the success of the Company.

CEO Compensation

     In determining the CEO's base salary and incentive compensation, the Compensation Committee evaluates the compensation paid to chief executive officers considered in the CEO's custom peer group. As a result of the 1999 survey, the Compensation Committee determined that the CEO's base salary of $150,000 ranked in the lowest quartile among the Company's peer group. As a result, the CEO's base salary was increased to $250,000. The CEO is eligible to receive awards under the Company's share incentive plan and incentive compensation plan.

     For the year ended December 31, 2001, the CEO received total cash payments of $350,000 in salary and bonus (as shown in the Summary Compensation Table on page 9). The Compensation Committee considered these 2001 payments appropriate in light of Mr. Joseph's leadership and contributions to the overall long-term strategy and growth of the Company. As also shown in the Long-Term Incentive Plans Table (on page 10 herein), Mr. Joseph was granted 12,500 Deferred Shares that vest over 22 months for so long as Mr. Joseph remains in the continuous employ of the Company.

                                            RESPECTFULLY SUBMITTED,
                                            COMPENSATION COMMITTEE

                                            Mr. Robert S. Hillman, Chairman
                                            Mr. Carl W. Stearn
                                            Mr. Charles C. Baum
                                            Mr. Douglas A. McGregor

Compensation Committee Interlocks and Insider Participation

     No person who served as a member of the Compensation Committee during the 2001 fiscal year has ever been an officer or employee of the Company or any of its subsidiaries. During fiscal year 2001, no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose directors or executive officers served as a director or member of the Compensation Committee of the Company.

Performance Graph

     The following table compares total shareholder returns for the Company at December 31, 2001 to the Standard and Poors 500 Index ("S&P 500"), the National Association of Real Estate Investment Trusts Index ("NAREIT") and the Lipper Municipal Bond High Yield Index ("Lipper Bond") assuming a $100 investment made on December 31, 1996. The Company does not believe that there are any other businesses or indices that reflect both the same industry as that in which the Company operates and the same "pass-through" tax status as that of the Company. Accordingly, the Company selected the NAREIT and Lipper Bond indices because the NAREIT index consists of real estate investment trusts which, like the Company, pass-through their income to their shareholders, although not tax-exempt income, and the Lipper Bond index, which represents the performance of municipal bond issues.

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL)

                          Comparative Price Performance
                             Indexed Closing Prices
                 (Values Indexed to 100 as of December 31, 1996)


                      1996      1997     1998     1999     2000     2001
                      ----      ----     ----     ----     ----     ----

MuniMae                100      132      124      145      180      209

S&P 500                100      133      170      205      187      166

NAREIT                 100      119       96       90      114      131

Lipper Bond            100      110      116      112      117      122


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Shares as of March 28, 2002, of (i) each director and nominee as director, (ii) all persons known by the Company to be beneficial owners of more than 5% of its Common Shares and (iii) all the executive officers and directors of the Company as a group. With respect to shares subject to options, only those shares subject to options which are immediately exercisable or exercisable within 60 days are listed below. Unless otherwise indicated, each Shareholder has sole voting and investment power with respect to the shares beneficially owned.

                                                        Common Shares
                                                -----------------------------
                                                Number of          Percent of
Name                                              Shares             Class
----                                            ---------          ----------
Mark K. Joseph                                  1,137,874(1)         4.39

Robert J. Banks                                   571,288(2)         2.21

Michael L. Falcone                                239,858(2)         *

Keith J. Gloeckl                                  219,363(2)         *

Gary A. Mentesana                                 101,508(2)         *

William S. Harrison                                38,333(2)         *

Charles C. Baum                                    24,000(3)         *

Richard O. Berndt                                  15,876(3)         *

Robert S. Hillman                                  17,700(3)         *

William L. Jews                                    15,550(3)         *

Douglas A. McGregor                                 7,500(3)         *

Carl W. Stearn                                     66,165(3)         *
All directors and officers as a group (14
persons)                                        2,485,015            9.59
*Less than one percent

(1) Included in Mr. Joseph's beneficial ownership of Common Shares are: (a) 179,815 Common shares subject to options granted under the 1996 Plan and
     (b) Common Shares held by certain entities controlled by Mr. Joseph (detailed below). Certain limited partners in one such entity are officers of the Company. As a result of their limited partnership interest in that entity, such officers would be entitled to receive the following allocation of shares. Accordingly, these shares are not included in each officer's beneficial ownership above.

                    Michael L. Falcone            44,861           Common Shares
                    Gary A. Mentesana             11,758           Common Shares

(2) Included in each officer's beneficial ownership of Common Shares are Common Shares subject to options granted under the 1996 and 1998 Plans as follows:

                                              Shares Subject
                                               To Options
                                               ----------
                    Robert J. Banks               43,750
                    Michael L. Falcone            94,862
                    Keith J. Gloeckl              43,750
                    Gary A. Mentesana             44,431
                    William S. Harrison           33,333

(3) Included in each board member's beneficial ownership of Common Shares are Common Shares subject to options granted under the 1996 and 1998 Directors' Share Plans as follows:

                                            Shares Subject
                                               To Options
                                               ----------
                    Charles C. Baum               15,000
                    Richard O. Berndt             10,000
                    Robert S. Hillman             15,000
                    William L. Jews               15,000
                    Douglas A. McGregor            7,500
                    Carl W. Stearn                15,000


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On August 1, 1996, the Company completed a merger (the "Merger") in which the Company succeeded to the business of the Predecessor. The former general partners of the Predecessor were responsible for initiating and structuring the Merger. Mark K. Joseph, Chairman of the Board and Chief Executive Officer of the Company, was a stockholder, director and officer of the former general partners of the Predecessor.

     As a result of the Merger, the former general partners (and their affiliates) received certain economic benefits, including 1,000 Term Growth Shares in exchange for their general partnership interests in the Predecessor and 883,033 Common Shares in exchange for the contribution of their mortgage acquisition and servicing activities that generate fees from the operating partnerships that are the ultimate debtors on the Company's bond investments (the "Operating Partnerships"). In connection with the Merger, the former general partners retained an independent third party to render an opinion that the allocation of the Common Shares and Term Growth Shares among the former general partners and the BAC holders was fair from a financial point of view.

     At the time of the Merger, the Company designated Shelter Development Holdings, Inc. ("Shelter Development") as the shareholder that has personal liability for the obligations of the Company (the "Special Shareholder") and whose death, retirement, resignation, expulsion, bankruptcy or dissolution would result in the dissolution of the Company (the "Dissolution Shareholder") to preserve its pass-through tax status under the tax laws in existence at that time. Mr. Joseph is the beneficial owner of 100% of Shelter Development. In connection with the Merger, Shelter Development received 26,729 Common Shares for its agreement to serve as the Special Shareholder and Dissolution Shareholder. The Company does not compensate Shelter Development annually for serving as the Special Shareholder or Dissolution Shareholder. Nevertheless, the Dissolution Shareholder has the right to appoint one director to the Company's Board of Directors so long as the size of the Board is 10 persons or less, and two directors if the size of the Board is more than 10 persons. In addition, if certain change-in-control transactions occur that the Special Shareholder has not approved, the Special Shareholder has the right to receive $1 million if it exercises its right to withdraw as the Special Shareholder of the Company.

     The Company leases office space from an affiliate. Mr. Joseph and Mr. Richard O. Berndt, a director of the Company, have ownership interests in the partnership that leases the office space to the Company at market rates. For the year ended December 31, 2001, the Company paid $208,000 in rental lease payments under the lease agreement.

     Mr. Joseph controls and is an officer of an entity that is responsible for a full range of property management functions for certain properties that serve as collateral for the Company's bond investments. Mr. Michael L. Falcone, Chief Operating Officer of the Company, had an ownership interest in and was board member of this entity until he relinquished these positions in 2000. For these services the affiliates receive property management fees pursuant to management fee contracts. Consistent with the Company's Operating Agreement, each affiliate property management contract is presented to the independent members of the Board of Directors for approval with information documenting the comparability of the proposed fees to those in the market area of the property. During 2001, there were 10 affiliated property management contracts for properties that collateralize the Company's investments with fees at or below market value. During the year ended December 31, 2001, these fees approximated $1.1 million.

     Mr. Joseph controls the general partners of 20 of the operating partnerships whose property collateralizes some of the Company's bonds and Mr. Falcone serves as a director in three such general partners. Ms. Angela A. Barone, the Company's Vice President of Finance and Budgeting, serves as an officer in one such general partner. In order to preserve the loan obligations and the participation in cash flow for the Company and thereby assure that the Company will continue to recognize tax-exempt income, 14 of the 20 operating partnerships were created as successors to the original borrowers. With respect to the other 6 operating partnerships, an entity controlled by Mr. Joseph was designated as the general partner of the original borrowing entities. However, such entities could have interests that do not fully coincide with, or even are adverse to, the interests of the Company. Such entities could choose to act in accordance with their own interests, which could adversely affect the Company. Among the actions such entities could desire to take might be selling a property, thereby causing a redemption event, at a time and under circumstances that would not be advantageous to the Company. Also, Mr. Joseph owns an indirect interest in the general partners of the Southgate Crossings and Poplar Glen operating partnerships.

     In 1998 and 1999, the Company sold certain taxable demand notes related to 11 operating partnerships whose general partners are controlled by Mr. Joseph (discussed above). In order to facilitate the sale of the demand notes, the Company provided a guaranty on behalf of the operating partnerships for the full and punctual payment of interest and principal due under the demand notes.

     At December 31, 2001, the Company owned all of the interests in a trust that holds a $33.9 million bond collateralized by the Village of Stone Mountain. In 2001, the Company negotiated a transfer of the Stone Mountain deed in lieu of foreclosure to MMA Housing - Stone Mountain, LLC, a Maryland limited partnership whose single member is MMA Affordable Housing Corporation. MMA Affordable Housing Corporation is a 501(c)(3) non-profit entity organized to provide charitable donations on behalf of the Company. Mr. Joseph is the Chairman and one of five directors of the MMA Affordable Housing Corporation. Mr. Falcone, Mr. Gary A. Mentesana, Chief Capital Officer of the Company, and Mr. Earl W. Cole, III, Senior Vice President of a subsidiary company, are also officers and directors of the MMA Affordable Housing Corporation. In conjunction with the transfer of the ownership, the Company made a $1.8 taxable loan to the property. Prior to 2001, the borrower of the $33.9 million mortgage revenue bond is the Shelter Foundation, a public non-profit foundation that provides housing and related services to families of low and moderate income. Mr. Joseph is the President and one of six directors of the Shelter Foundation. In addition, a company of which Mr. Joseph owns an indirect minority interest serves as property manager of the related apartment community.

     At December 31, 2001, the Company owned a $2.2 million B bond, a $2.1 million C bond and a $1.2 million taxable loan collateralized by the Winter Oaks apartment community. The borrower of the bonds and the taxable loan is Winter Oaks Partners, Ltd., (L.P.), a Georgia limited partnership whose 1% general partner is MMA Successor I, Inc. and whose 99% limited partner is Winter Oaks, L.P. The 1% general partner of Winter Oaks, L.P. is MMA Successor I, Inc., and the 99% limited partner of Winter Oaks, L.P. is the MuniMae

Foundation, Inc., a private non-profit entity organized to provide charitable donations on behalf of the Company. Mr. Joseph is the President and one of three directors of the MuniMae Foundation. Mr. Falcone and Mr. Mentesana are also directors of the MuniMae Foundation. In addition, a company of which Mr. Joseph owns an indirect minority interest serves as property manager of the related apartment community.

     At December 31, 2001, the Company owned a $15.1 million bond (face amount) collateralized by the Santa Fe apartment community. The borrower of the bond is MMA SFS Apartments, L.P., a Maryland limited partnership whose 1% general partner is MMA Successor I, Inc. and whose 99% limited partner is the MuniMae Foundation, Inc. Mr. Joseph is the President and one of three directors of the MuniMae Foundation. Mr. Falcone and Mr. Mentesana are also directors of the MuniMae Foundation. In addition, a company of which Mr. Joseph owns an indirect minority interest serves as property manager of the related apartment community.

     At December 31, 2001, the Company owned a $19.1 million bond collateralized by the Lake Piedmont apartment community. In December 2000, the Company negotiated a transfer of the Lake Piedmont deed in lieu of foreclosure to MMA Housing I, LLC, a Maryland limited partnership whose single member is MMA Affordable Housing Corporation. MMA Affordable Housing Corporation is a 501(c)(3) non-profit entity organized to provide charitable donations on behalf of the Company. Mr. Joseph is the Chairman and one of five directors of the MMA Affordable Housing Corporation. Mr. Falcone, Mr. Mentesana, and Mr. Cole are also officers and directors of the MMA Affordable Housing Corporation. In conjunction with the transfer of the ownership, the Company made a $500,000 taxable loan to the property. The Company established a valuation allowance equal to the principal outstanding of the loan at December 31, 2000.

     In 2000 and 2001, prior to his employment with the Company, Mr. William S. Harrison, Senior Vice President and Chief Financial Officer of the Company, provided consulting services to the Company through a corporation wholly owned by Mr. Harrison. The Company paid approximately $31,000 and $79,000 in 2001 and 2000, respectively, for these services.

     Mr. Berndt, a director of the Company since 1996, is the managing general partner of the law firm of Gallagher, Evelius and Jones LLP ("GEJ"), which provides corporate and real estate legal services to the Company. For the year ended December 31, 2001, $1.6 million in legal fees to GEJ was generated by transactions structured by the Company of which $1.0 million was directly incurred by the Company. The total amount of $1.6 million represented 12.6% of GEJ's total revenues for 2001.

     An affiliate of Merrill Lynch owned 1,250 Term Growth Shares, until they were redeemed in January 2002. The Company may from time to time enter into various investment banking, financial advisory and other commercial services with Merrill Lynch for which Merrill Lynch receives and will receive customary compensation. The Company also enters into various RITESSM and interest rate swap transactions with Merrill Lynch on terms generally available in the marketplace.

     A subsidiary of the Company functions as a real estate advisor for pension funds and the MAHGT. The MAHGT is a professionally managed portfolio of diversified income producing real estate mortgage investments for pension funds and profit-sharing trusts. Mr. Falcone, Mr. Robert J. Banks, Executive Vice Chair and Senior Vice President of the Company, and Mr. Keith J. Gloeckl, Senior Vice President and Chief Investment Officer of the Company, are trustees of the MAHGT. For the year ended December 31, 2001, the Company received $515,000 in advisory fees from the MAHGT.

     A subsidiary of the Company functions as an investment advisor for the MMER. The MMER is a real estate investment trust formed to manage a portfolio of income producing real estate investments for public employee pension plans and other governmental retirement plans. Mr. Falcone, Mr. Mentesana, Mr. Banks and Mr. Gloeckl are members of the board of directors of the MMER. For the year ended December 31, 2001, the Company received $30,000 in advisory fees from the MMER.

     At December 31, 2001, a subsidiary of the Company had a $50.0 million warehouse facility provided by the MAHGT, with an outstanding balance of $5.0 million. This warehouse facility is provided for interim funding of permanent loans and completed construction loans until funded by a permanent lender or security holder and is collateralized by a security interest in the loans. The facility bears interest at various rates based upon collateral. Individual borrowings mature separately.

     At December 31, 2001, a subsidiary of the Company had a $30.0 million line of credit with the MAHGT to finance working capital and carryover loans, with an outstanding balance of $27.5 million. Interest on the line of credit is 0.25% under money center bank prime. The line is collateralized by a security interest in the related loan receivable. Principal on the line is due in 2002.

     At December 31, 2001, a subsidiary of the Company had a $30.0 million line of credit with the MAHGT to fund syndication advances of limited partnerships. At December 31, 2001 the balance due on the line was $30.0 million. Interest on the line of credit is equal to money center bank prime. The line is collateralized by a security interest in a promissory note given by a limited partnership. Principal on the line is due in 2002.

     At December 31, 2001, a subsidiary of the Company had a $10.0 million line of credit with the MAHGT to fund syndication advances of limited partnerships. At December 31, 2001 the balance due on the line was $2.8 million. Interest on the line of credit is equal to money center bank prime. The line is collateralized by a guarantee from the Company. Principal on the line is due in 2002.

     At December 31, 2001, a subsidiary of the Company had pledged a first priority security interest in certain construction loans and related assets in connection with a $30 million loan agreement between the lender and the MAHGT. If an event of default were to occur, the lender would be entitled to foreclose upon the collateral pledged by the Company.

     At December 31, 2001, a subsidiary of the Company had a $20.0 million line of credit with the MMER, with an outstanding balance of $40,000. This warehouse facility is provided for interim funding of permanent loans and completed construction loans until funded by a permanent lender or security holder and is collateralized by a security interest in the loans. The facility bears interest at various rates based upon collateral. Individual borrowings mature separately.

     At December 31, 2001, a subsidiary of the Company had a $20.0 million line of credit with the MMER, with an outstanding balance of $7.4 million. This warehouse facility is provided to finance working capital and carry over loans and is collateralized by a security interest in the loans. The facility bears interest at money center bank prime.

     At December 31, 2001, a subsidiary of the Company had a $20.0 million line of credit with the MMER to fund syndication advances of limited partnerships. There were no borrowings on this line in 2001. Interest on the line of credit is equal to money center bank prime.

     At December 31, 2001, a subsidiary of the Company had a $20.0 million line of credit with the MMER to finance interim construction lending and is collateralized by a security interest in the loans. There were no borrowings on this line in 2001. The facility bears interest at various rates based upon collateral.

     The Company is the general partner in various partnerships that provide low-income tax credits for investors. The Company sells the limited partner interests in these partnerships to third party investors. In addition, the Company may provide certain performance guarantees on the underlying properties owned by the partnerships. The Company receives management fees from these partnerships. For the year ended December 31, 2001, the Company earned $2.4 million in management fees.

     MuniMae Foundation Inc. is the 51% owner in a subsidiary of the Company. This subsidiary funds syndication advances of limited partnerships. Mr. Joseph is the President and one of three directors of the MuniMae Foundation. Mr. Falcone and Mr. Mentesana are also directors of the MuniMae Foundation.

     For the year ended December 31, 2001, the Company made a $600,000 charitable contribution to the MMA Affordable Housing Corporation discussed above.

     On October 20, 1999, the Company acquired Midland Financial Holdings, Inc. from Messrs. Banks, Gloeckl and Mr. Ray F. Mathis for approximately $45 million. Of this amount, the Company paid approximately $23 million in cash and approximately $12 million in Common Shares at the closing of the transaction. In addition, $3.33 million in Common Shares is payable annually over a three year period to Messrs. Banks and Gloeckl if Midland meets certain performance targets, including minimum annual contributions to cash available for distribution. In 2001, in order to increase flexibility in operating Midland, the Company agreed with the former owners of Midland that the payment of the last two installments would no longer be conditioned on Midland meeting certain performance targets. In December 2001, MuniMae paid approximately $3.3 million in Common Shares to these individuals and, subject to certain conditions, MuniMae expects to make the final payment of Common Shares having a value of approximately $3.3 million in December 2002. The acquisition is being accounted for as a purchase. The total purchase price incurred during 1999, 2000 and 2001 was $42.6 million, which includes acquisition costs but excludes MuniMae Common Shares contingently issuable in December 2002. The results of operations of Midland are included in the consolidated financial statements of the Company subsequent to October 19, 1999.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's audited financial statements for the year ended December 31, 2001, have been provided to the Shareholders as part of the Annual Report to Shareholders. PricewaterhouseCoopers LLP has acted as the Company's independent accountants since the completion of the Merger in 1996 and also acted as the independent accountants for the Predecessor since 1986. No election, approval or ratification of independent accountants by the Shareholders is required. The Audit Committee has selected the independent accountants for the fiscal year ended December 31, 2002 at its March 2002 meeting. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the right to make a statement if he or she so desires and will be available to respond to appropriate questions by the Shareholders.

                                AUDIT INFORMATION

     The Company's Board of Directors has adopted a written charter for its Audit Committee. The Audit Committee consists of Messrs. Stearn (Chairman), Jews, and Baum, all of whom are independent, as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

Fees of Independent Public Accountants

     Audit Fees. The aggregate amount of fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and the review of the financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year was $434,000.

     All Other Fees. The aggregate amount of fees billed by PricewaterhouseCoopers LLP for all other non-audit services including tax reporting and compliance and other services was $365,984. There were no fees billed for the design and implementation of financial information systems.

     Leased Employees. PricewaterhouseCoopers LLP has informed the Company that none of the hours expended on its engagement to audit the Company for the fiscal year ended December 31, 2001 was attributed to work performed by persons other than full-time, permanent employees.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Company's Audit Committee has reviewed and discussed the audited financial statements with management. The Company's Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors' independence from the Company and its management. Additionally, the Audit Committee has reviewed fees charged by the independent auditors and has monitored whether the non-audit services provided by the independent auditors are compatible with maintaining the independence of such auditors. Based upon its reviews and discussions, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                             RESPECTIVELY SUBMITTED,
                             AUDIT COMMITTEE

                             Mr. Carl W. Stearn, Chairman
                             Mr. Charles C. Baum
                             Mr. William L. Jews

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of the Company's outstanding Common Shares to file with the Securities and Exchange Commission initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Shares. Specific due dates for these records have been established and the Company is required to report on this proxy statement any failure to file by these dates in 2001. Based solely on a review of copies of such reports of ownership furnished to the Company, the Company believes that a late report on Form 4 for was filed by Michael L. Falcone for September due to travel.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any other matters which may come before the meeting. It is the intention of the persons named in the enclosed proxy to vote all shares represented by proxies in accordance with their best judgment if any other matters properly come before the meeting.

     Whether or not you attend the Annual Meeting in person, it would be appreciated if you would fill in, date and sign the enclosed proxy and return it promptly. If you attend the meeting, you may vote your shares even though you may have sent in your proxy.

     UPON WRITTEN REQUEST OF ANY SHAREHOLDER WHO WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON SHARES ON THE RECORD DATE FURNISHED TO THE SECRETARY OF THE COMPANY AT THE ADDRESS SET FORTH BELOW, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

            SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL PROXY STATEMENT

     Proposals by Shareholders intended to be presented at the Company's 2003 Annual Meeting, in order to be included in the 2003 Proxy Statement and proxy, must be received by the Company at its principal corporate offices no later than November 29, 2002. If a Shareholder notifies the Company after February 20, 2003 of an intent to present a proposal at the Company's 2003 Annual Meeting, the Company will have the right to exercise its discretionary voting authority with respect to the proposal, without including information regarding the proposal in its proxy materials.

     Any Shareholder who intends to submit a proposal at the Company's Annual Meeting in 2003 without including the proposal in the Company's proxy statement for such Annual Meeting must notify the Company of such proposal not later than the close of business on February 28, 2003 and not earlier than the close of business on January 28, 2003.


                                       MUNICIPAL MORTGAGE & EQUITY, LLC
                                       218 N. Charles Street, Suite 500
                                       Baltimore, Maryland 21201
Dated:  March 28, 2002

                                                                      APPENDIX A

                              AMENDED AND RESTATED

                CERTIFICATE OF FORMATION AND OPERATING AGREEMENT

                                       OF


                     MUNICIPAL MORTGAGE & EQUITY, LLC


                     (a Delaware limited liability company)



     THIS AMENDED AND RESTATED CERTIFICATE OF FORMATION AND OPERATING AGREEMENT (the "Agreement") of Municipal Mortgage & Equity, LLC, a Delaware limited liability company (the "Company"), dated as of _____________, 2002, is entered into by and among the Shareholders (as defined herein) of the Company and any Person (as defined herein) who becomes a Shareholder pursuant to the terms of this Agreement.


     The Company's Certificate of Formation filed with the Delaware Secretary of State on July 6, 1995, is hereby amended to amend and restate all of the provisions thereof so that said Certificate, as amended and restated hereby, reads in its entirety as follows; and the Company's Operating Agreement is hereby amended so that said Operating Agreement reads in its entirety as follows:


     FIRST: The name of the limited liability company is Municipal Mortgage & Equity, LLC.

     SECOND: The address of the limited liability company's registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.


     THIRD: The remainder of the Certificate of Formation and Operating Agreement is as follows:

                              W I T N E S S E T H :


     WHEREAS, the Shareholders of the Company have approved the amendment and restatement of the Certificate (as defined herein) of the Company and the Operating Agreement (as defined herein) of the Company to remove provisions and references that are no longer operative; and

     WHEREAS, this Agreement shall constitute the Certificate of the Company and shall also constitute the Operating Agreement of the Company, and shall be binding upon all Persons now or at any time hereafter who are Shareholders of the Company.


     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and of other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:


                                   ARTICLE 1

                                   Definitions


    Capitalized terms used in this Agreement shall have the meanings set forth below or in the Section of this Agreement referred to below, except as otherwise expressly indicated or limited by the context in which they appear in this Agreement. All terms defined in this Article 1 or in the preamble to this Agreement in the singular have the same meanings when used in the plural and vice versa.


     1.1 "Acquiring Person" shall have the meaning set forth in Section 13.1 of this Agreement.

     1.2 "Act" means the Delaware Limited Liability Company Act, Del. Code Ann.ss.ss.18-101 et seq., as amended from time to time.

     1.3 "Affiliate" means, with respect to any Person, any Relative of such Person, any trust for the benefit of such Person or such Person's Relative, any beneficiary of such a trust and any other Person that directly, or indirectly through one or more intermediaries, controls (including without limitation all officers and directors of such Person), is controlled by, or is under common control with, such Person or a Relative of such Person. The term "control" (or any form thereof), as used in the preceding sentence, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     1.4 "Agreement" means this Agreement, as may be amended, restated, supplemented or otherwise modified from time to time as herein provided.

     1.5 "Announcement Date" shall have the meaning set forth in Section 12.3 of this Agreement.

     1.6 "Associate" shall have the meaning set forth in Sections 12.1 and 13.1 of this Agreement.

     1.7 "Beneficial Owner" shall have the meaning set forth in Section 12.1 of this Agreement.

     1.8 "Board of Directors" or "Board of Managers" means the board on which all of the Company's Managers sit, in their capacities as Managers.

     1.9 "Bond" means a mortgage revenue bond owned at a particular time by the Company as part of the Property; and the term "Bond" shall include working capital loans associated with such mortgage revenue bond.

     1.10 "Book Gain" or "Book Loss" means the gain or loss recognized by the Company for book purposes in any Fiscal Year by reason of any sale or disposition with respect to any of the assets of the Company. Such Book Gain or Book Loss shall be computed by reference to the Book Value of such property or assets as of the date of such sale or disposition (determined in accordance with Section 1.11 of this Agreement), rather than by reference to the tax basis of such property or assets as of such date, and each and every reference herein to "gain" or "loss" shall be deemed to refer to Book Gain or Book Loss, rather than to tax gain or tax loss, unless the context manifestly otherwise requires.

     1.11 "Book Value" of an asset means, as of any particular date, the value at which the asset is properly reflected on the books and records of the Company as of such date in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations. The initial Book Value of each asset shall be its cost, unless such asset was contributed to the Company by a Shareholder, in which case the initial Book Value shall be the fair market value for such asset as reasonably determined by the Board of Directors, and, in each case, such Book Value shall thereafter be adjusted for cost recovery deductions to which the Company is entitled for federal income tax purposes with respect thereto, in the amount that bears the same relationship to the Book Value of such asset as the cost recovery deduction computed for tax purposes bears to the adjusted tax basis of such assets. The Book Values of all Company assets shall be adjusted to equal their respective fair market values, as reasonably determined by the Board of Directors under appropriate circumstances, which circumstances may include but are not limited to the following: (a) the acquisition, by any new or existing Shareholder, of any interest issued after August 1, 1996 by the Company; (b) the distribution by the Company to a Shareholder of more than a de minimis amount of Company assets, including money, if, as a result of such distribution, such Shareholder's interest in the Company is reduced; and (c) the termination of the Company for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code.

     1.12 "Business Combination" shall have the meaning set forth in Section
12.1 of this Agreement.

     1.13 "By-laws" means the by-laws of the Company, as amended from time to time, governing various aspects of the operation of the Company and the rights and obligations of its Shareholders, Board of Directors, officers and agents. All provisions of the By-laws not inconsistent with law or this Agreement shall be valid and binding.

     1.14 "Capital Account" shall have the meaning ascribed thereto in Section
3.3 of this Agreement.

     1.15 "Capital Contributions" means the total amount of cash and other property contributed to the Company by the Shareholders.

     1.16 "Capital Transactions" means (a) any Repayment, Sale, or other sale, exchange, taking by eminent domain, damage, destruction or other disposition of all or any part of the assets of the Company, other than tangible personal property disposed of in the ordinary course of business; or (b) any financing or refinancing of any Company indebtedness; provided, that the receipt by the Company of Capital Contributions shall not constitute Capital Transactions.

     1.17 "Certificate" means this Agreement, in its function as a "certificate of formation" as provided for pursuant to the Act, as originally filed with the office of the Secretary of State of the State of Delaware, as amended, restated, supplemented or otherwise modified from time to time as herein provided.

     1.18 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import, and, to the extent applicable, any Treasury Regulations promulgated thereunder.

     1.19 "Common Shareholders" means the holders of Common Shares.

     1.20 "Common Shares" shall have the meaning set forth in Section 3.1 of this Agreement.

     1.21 "Company" means the limited liability company hereby established in accordance with this Agreement by the parties hereto, as such limited liability company may from time to time be constituted.

    1.22 "Company Interest" means an equity interest in the Company, and, if the context so allows, the percentage of equity ownership interest in the Company represented by the Capital Account attributable to such equity interest as compared to all of the aggregate Capital Accounts of all Shareholders of the Company (as such percentage may be changed from time to time to reflect adjustments as provided for in this Agreement); it being understood and agreed that this term shall not be deemed to apply to any debt incurred by the Company (directly or indirectly), including but not limited to through custodial, trust or similar or other arrangements.


     1.23 "Consent" means either the consent given by vote at a duly called and held meeting or the prior written consent, as the case may be, of a Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

     1.24 "Control Company Interest" shall have the meaning set forth in Section
13.1 of this Agreement.

     1.25 "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period; provided, that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of any such year or other period, Depreciation shall be an amount that bears the same relationship to the Book Value of such asset as the depreciation, amortization, or other cost recovery deduction computed for tax purposes with respect to such asset for the applicable period bears to the adjusted tax basis of such asset at the beginning of such period, or if such asset has a zero adjusted tax basis, Depreciation shall be an amount determined under any reasonable method selected by the Board of Directors.

     1.26 "Determination Date" shall have the meaning set forth in Section 12.3 of this Agreement.

     1.27 "Director" shall have the same meaning as "Manager."

     1.28 "Dissolution Shareholder" means Shelter Development Holdings, Inc., for so long as such Person remains a Dissolution Shareholder under Section 6.4 of this Agreement, and shall also mean any other Person who agrees under Section
6.4 to be a Dissolution Shareholder.

     1.29 "Entity" means any general partnership, limited partnership, corporation, joint venture, trust, limited liability company, limited liability partnership, business trust, cooperative, or association. An Entity may or may not be an Affiliate of the Company or of a Company Affiliate.

     1.30 "Financing" means the financing transaction which SCATEF consummated on February 14, 1995 in which proceeds were raised through the offering of $67,700,000 in aggregate principal amount of Multifamily Mortgage Revenue Bond Receipts.

    1.31 "Fiscal Year" means the fiscal year of the Company and shall be the same as its taxable year, which shall be the calendar year unless otherwise determined by the Board of Directors in accordance with the Code. Each Fiscal Year shall commence on the day immediately following the last day of the immediately preceding Fiscal Year.

     1.32 "Five Year Tolling Period" shall have the meaning set forth in Section
12.2 of this Agreement.

     1.33 "Future Shares" shall have the meaning set forth in Section 3.1 of this Agreement.

     1.34 "General Partners" means the general partners of SCATEF.

     1.35 "Initial Capital Contribution" means any Capital Contribution made in accordance with Section 3.2 hereof.

     1.36 "Interested Company Interests" shall have the meaning set forth in
Section 13.1 of this Agreement.

     1.37 "Interested Party" shall have the meaning set forth in Section 12.1 of this Agreement.

    1.38 "Managers" means those individuals serving on the Board of Directors of the Company, including successor or additional Managers duly elected in accordance with the terms of this Agreement.

     1.39 "Market Value" shall have the meaning set forth in Section 12.1 of this Agreement.

     1.40 "Members" means the Shareholders, together with all Persons who become Members as herein provided and who are listed as Members of the Company in the books and records of the Company, in such Persons' capacity as Members of the Company.

     1.41 "Mortgage Loans" means the mortgage loans which have been assigned to the Company to secure the repayment of a Bond.

     1.42 "Operating Agreement" means this Agreement, in its function as an "operating agreement" as provided for pursuant to the Act, as amended, restated, supplemented or otherwise modified from time to time as herein provided.

     1.43 "Original Shareholders" means MME I Corporation, a Delaware corporation, and MME II Corporation, a Delaware corporation.

     1.44 "Person" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so admits.

     1.45 "Profit" and "Loss" means, for each Fiscal Year or other period for which allocations to Shareholders are made, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with
Section 703(a) of the Code (provided, that for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:


     (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss pursuant to this provision shall be added to such taxable income or loss;

     (b) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to
Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations, and not otherwise taken into account in computing Profit or Loss pursuant to this provision, shall be subtracted from such taxable income or loss;

     (c) Book Gain or Book Loss from a Capital Transaction shall be taken into account in lieu of any tax gain or tax loss recognized by the Company by reason of such Capital Transaction; and

     (d) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed as provided in this Agreement.

     If the Company's taxable income or loss for such Fiscal Year or other period, as adjusted in the manner provided above, is a positive amount, such amount shall be the Company's Profit for such Fiscal Year or other period; and if a negative amount, such amount shall be the Company's Loss for such Fiscal Year or other period.


     1.46 "Property" means the land and the buildings thereon upon which the Company holds a mortgage or other similar encumbrance at a particular time, and the Bonds held by the Company at a particular time.

     1.47 "Relative" means, with respect to any Person, any parent, spouse, brother, sister, or natural or adopted lineal descendant or spouse of such descendant of such Person.

     1.48 "Repayment" shall have the meaning set forth in Section 1.49 below.

     1.49 "Sale" or "Repayment" means the sale or other disposition of a Property (a "Sale") or, in the absence of a Sale, the repayment of the principal and interest, if any, payable upon the redemption or remarketing of a Bond which was included within the Property (a "Repayment"); provided, however, that these terms shall not include the pledge of a Property in connection with the financing, refinancing or other leveraging of such Property or otherwise. The term "Sale" shall include (a) a foreclosure by a third party which is unaffiliated with the current operating partnership (or respective general partner) owning a Property, (b) a deed-in-lieu of foreclosure to a third party which is unaffiliated with the current operating partnership (or respective general partner) owning a Property, or (c) a sale or transfer of a Property to a third party which is unaffiliated with the current operating partnership (or respective general partner) owning a Property; and a "Sale" shall not be deemed to occur if the Company forecloses on a Property or if the Company directs a deed-in-lieu of foreclosure on a Property.

     1.50 "SCATEF" means the SCA Tax Exempt Fund Limited Partnership, the entity that was the predecessor to the Company.

     1.51 "Shareholders" means all persons who hold Shares, and shall have the same meaning as the word "Members."

     1.52 "Shares" means Company Interests.

     1.53 "Special Shareholder" means Shelter Development Holdings, Inc., for so long as such Person is subject to certain liabilities as set forth in Section 6.1(b) of this Agreement, and shall also mean any other Person who agrees under
Article 6 to be a Special Shareholder.

     1.54 "Specially Appointed Director(s)" shall have the meaning ascribed thereto in Section 6.1(d) of this Agreement.

     1.55 "Subsidiary" shall have the meaning set forth in Section 12.1 of this Agreement.

     1.56 "Tax Matters Partner" shall have the meaning ascribed thereto in
Section 3.5 of this Agreement.

     1.57 "Transfer" (or "Transferred") means to give, sell, assign, encumber, pledge, hypothecate, devise, bequeath, or otherwise dispose of, encumber, transfer, or permit to be transferred, during life or at death. The word "Transfer," when used as a noun, shall mean any Transfer transaction.

     1.58 "Transferee" means any Person to whom Shares are Transferred for any reason or by any means.

     1.59 "Treasury Regulations" means the federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).

     1.60 "Valuation Date" shall have the meaning set forth in Section 12.3 of this Agreement.

     1.61 "Working Capital Reserves" means funds held in reserves which are maintained as working capital for the Company and available for any contingencies relating to the ownership of the Property and the operation of the Company. Amounts held in the Working Capital Reserves may at any time, in the discretion of the Board of Directors, be added to the respective Allocable Portfolio Cash Flows or to liquidation proceeds allocable to the respective Shares (depending upon the characterization of such amounts when received by the Company), but may not be otherwise removed from the respective Working Capital Reserve.


                                    ARTICLE 2

                         Continuation, Purpose and Term

     2.1 Continuation. The parties hereto hereby agree to continue the limited liability company known as Municipal Mortgage & Equity, LLC, as a limited liability company under the provisions of the Act.

     2.2 Company Name. The name of the Company is "Municipal Mortgage & Equity, "LLC". The business of the Company shall be conducted under such name or such other names as the Board of Directors or the Shareholders may from time to time determine on and pursuant to the terms of this Agreement.


     2.3 The Certificate. The Shareholders hereby agree to execute, file and record all such certificates and documents, including amendments to the Certificate, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation, and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business.

     2.4 Principal Business Office. The principal business office of the Company shall be located at 218 North Charles Street, Suite 500, Baltimore, Maryland 21201, or at such other location as may hereafter be determined by the Board of Directors. The principal business office, as well as the registered office and the registered agent, of the Company may be changed by the Board of Directors from time to time in accordance with the then applicable provisions of the Act and any other applicable laws, as well as the terms and conditions of this Agreement.

     2.5 Term of Company. The term of the Company shall continue until it is wound up and dissolved pursuant to the provisions of Article 10 hereof.

     2.6 Purposes. The purposes of the Company are (a) to invest in or engage in activities related to investment in Bonds and in real estate, including but not limited to loan servicing and loan origination (whether in connection with loans to the Company or to others), and to generate returns from such investments; this may include investing in entities which invest in bonds and in real estate assets; provided, however, that the investment criteria shall be established by the Board of Directors from time to time in its sole discretion subject to the requirement that such criteria be consistent with the purposes of the Company;
(b) to engage in any other activities relating to, and compatible with, the purposes set forth above; (c) to acquire, own and dispose of general and limited partnership interests, membership interests, and stock or other equity interests in Entities, and to exercise all rights and powers granted to the owner of any such interests; (d) to take such other actions, or do such other things, as are necessary or appropriate (in the sole discretion of the Board of Directors) to carry out the provisions of this Agreement; and (e) to invest in any type of investment and to engage in any other lawful act or activity for which limited liability companies may be organized under the Act, and by such statement all lawful acts and activities shall be within the purposes of the Company, except for express limitations, if any.

     2.7 Powers. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to (a) invest (at any time during the term of the Company) in (i) mortgage revenue bonds or portions of or interests in (including junior positions) mortgage revenue bonds financing multifamily properties, senior living facilities, manufactured housing communities, or congregate care facilities, beneficial ownership certificates or any other securities of other funds or investments with similar underlying investment objectives, (ii) multifamily real estate, including senior living facilities, manufactured housing communities, and congregate care facilities, and (iii) entities which engage in any activities described in clauses (i) or (ii) of this sentence;

invest (at any time during the term of the Company) in other assets which are designed to accomplish any of the foregoing investment purposes or in any manner consistent with the Company's then-existing investment criteria and objectives; and to reinvest the proceeds of any sales by the Company of Company assets, in any permitted investments; (b) act as a general or limited partner, member, joint venturer, manager or shareholder of any Entity (including but not limited to an operating partnership), and to exercise all of the powers, duties, rights and responsibilities associated therewith; (c) take any and all actions necessary, convenient or appropriate as the holder of any such interests or positions; (d) operate, purchase, maintain, finance, improve, own, sell, convey, assign, mortgage, lease, demolish or otherwise dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company; (e) borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company, and secure the same by mortgage, pledge or other lien on any assets of the Company;
(f) invest any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Agreement; (g) prepay in whole or in part, refinance, recast, increase, modify or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such indebtedness; (h) enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any Person affiliated with any of the Shareholders, necessary to, in connection with or incidental to the accomplishment of the purposes of the Company; (i) establish reserves for capital expenditures, working capital, debt service, taxes, assessments, insurance premiums, repairs, improvements, depreciation, depletion, obsolescence and general maintenance of buildings and other property out of the rents, profits or other income received;
(j) employ or otherwise engage employees, managers, contractors, advisors and consultants, and pay reasonable compensation for such services, and enter into employee benefit plans of any type; (k) enter into partnerships or other ventures with other Persons in furtherance of the purposes of the Company; (l) purchase or repurchase Shares from any Person for such consideration as the Board of Directors may determine in its reasonable discretion (whether more or less than the original issuance price of such Share or the then trading price of such Share); (m) enter into rights plans or other plans relating to Shares, options or bonuses, and to issue Shares, options or warrants thereunder (or other derivatives relating thereto) for any consideration (even if such consideration is less than the market value of such Shares); and (n) do such other things and engage in such other activities as may be necessary, convenient or advisable with respect to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.


     2.8 Effectiveness of this Agreement. This Agreement shall govern the operations of the Company and the rights and restrictions applicable to the Shareholders, to the extent permitted by law. Pursuant to Section 18-101(7)(a)(2) of the Act, all Persons who become holders of Shares in the Company shall be bound by the provisions of this Agreement and shall be deemed to be parties hereto, whether or not such Persons execute a counterpart of this Agreement. The payment for any Shares acquired by any Person, or the action of becoming an assignee or Transferee of such Shares, shall be deemed to constitute a request that the records of the Company reflect such admission, assignment or Transfer, and shall be deemed to be sufficient acts to comply with the requirements of Section 18-101(7)(a)(2) of the Act and to so cause that Person to become a Shareholder and to bind that Person to the terms and conditions of this Agreement (and to entitle that Person to the rights of a Shareholder hereunder), without the requirement for execution of this Agreement by such Person.


                                    ARTICLE 3

          Classes of Shares; Admission of Shareholders; Capitalization


     3.1  Classes of Shares.

     (a) The Company shall have the authority to issue the following classes and series of Shares:


          (i)  shares which are designated "Common Shares"; and


          (ii) one or more other classes or series of Shares, as to which the Board of Directors shall have the exclusive authority, by resolution or resolutions providing for the issuance of Shares or of a particular class or series thereof, to fix and determine the voting powers, full or limited or no voting power, and such designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, as may be desired by the Board of Directors from time to time, to the fullest extent now or hereafter permitted by the laws of the State of Delaware (collectively, all such other classes and series to be referred to as the "Future Shares"); Nothing in this Section 3.1(a)(ii) shall be deemed to restrict the ability of the Company to incur secured or unsecured debt (directly or indirectly), including but not limited to through custodial, trust or similar or other arrangements.

     (b) Each Common Share shall (i) have no stated par value per Share, and
(ii) have the rights and be governed by the provisions set forth in this Agreement; and none of such shares shall have any preemptive rights, or give the holders thereof any rights to convert into any other securities of the Company, or give the holders thereof any cumulative voting rights, except as specifically set forth herein.

     (c) The Board of Directors may cause the Company to issue such numbers of Common Shares and Future Shares from time to time as the Board of Directors may determine in its sole discretion, and the number of such shares is not limited.


     (d) If the Board of Directors determines that it is necessary or desirable to amend this Agreement or to make any filings under the Act or otherwise in order to reference the existence or creation of a class or series of Future Shares, the Board of Directors may cause such amendments and filings to be made, which filings might take the form of amendments to the Company's Certificate; provided, however, that, unless specifically required by the Act or this Agreement, no approval or Consent of any Shareholders shall be required in connection with the making of any such filing, instrument or amendment.

     (e) No Future Share shall have any preemptive rights or give the holder thereof any rights to convert into any other securities of the Company, or give any holders thereof any cumulative voting rights, unless such rights are specifically provided for in the Board of Directors' resolution creating the class of which such Future Share is a part.

     (f) The Board of Directors, without any Consent of any Shareholders being required, may effect a split or reverse split of Shares of any series or class, by adopting a resolution therefor. If the Board of Directors determines that it is necessary or desirable to make any filings under the Act or otherwise in order to reference the existence of such a split or reverse split, the Board of Directors may cause such filings to be made, which filings might take the form of amendments to the Company's Certificate; provided, however, that, unless specifically required by the Act or this Agreement, no approval or Consent of any Shareholders shall be required in connection with the making of any such filing or amendment.

     (g) Notwithstanding any other provisions of this Agreement, the Board of Directors may, without the consent Consent of Shareholders, amend this Agreement to the extent required to allow the Board of Directors to exercise the powers granted to it by this Section 3.1.


3.2 Additional Provisions Relating to Additional Shareholders. In the event that the Board of Directors determines that additional funds are required by the Company for any Company purpose, or that the Company should for any reason seek to raise additional capital, the Board may cause the Company to sell Future Shares for a price equal to what the Board of Directors determines to be the fair value of such Shares, in exchange for cash, other property, services or any other lawful consideration to be received by the Company in consideration of such Shares (to be valued by the Board of Directors in its discretion), or may cause the Company to obtain funds as a loan from any third party upon such terms and conditions as the Board of Directors deems appropriate, or any combination thereof from time to time. The Initial Capital Contribution of any such additional Shareholders shall be specified by the Board of Directors at the time of admission of such additional Shareholder.

3.3 Capital Accounts. A separate capital account (a "Capital Account") shall be established and maintained for each Shareholder, including any Transferee or additional Shareholder who shall hereafter acquire a Company Interest, in accordance with the following provisions:

     (a) To each Shareholder's Capital Account there shall be credited the amount of cash and fair market value of the property actually contributed to the Company by such Shareholder pursuant to, such Shareholder's allocable share of Profit, and the amount of any Company liabilities that are assumed by such Shareholder or that are secured by any Company property distributed to such Shareholder.


     (b) To each Shareholder's Capital Account there shall be debited the amount of cash and the fair market value of any Company property distributed to such Shareholder pursuant to any provision of this Agreement, such Shareholder's allocable share of Loss, and the amount of any liabilities of such Shareholder that are assumed by the Company or that are secured by any property contributed by such Shareholder to the Company.

     (c) If any asset of the Company is distributed in kind, the Company shall be deemed to have realized Profit or Loss thereon in the same manner as if the Company had sold such asset for an amount equal to the greater of (i) the fair market value of such asset, or (ii) the fair market value of any debts to which such asset is then subject, in each case as determined by the Board of Directors. If at any time after the date of this Agreement, the Book Value of any Company asset is adjusted pursuant to the last sentence of the definition of Book Value set forth in Section 1 hereof, the Capital Accounts of all Shareholders shall be adjusted simultaneously to reflect the aggregate net adjustments, as if the Company recognized Profit or Loss equal to the respective amounts of such aggregate net adjustments.

     (d) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b)(2)(iv) of the Treasury Regulations, and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

     (e) A Shareholder shall not be entitled to withdraw any part of its Capital Account or to receive any distributions from the Company, except as provided in
Article 5 hereof, nor shall a Shareholder be entitled to make any loan or Capital Contribution to the Company other than as expressly provided herein. No loan made to the Company by any Shareholder shall constitute a capital contribution to the Company for any purpose.

     (f) Except as required by the Act, no Shareholder shall have any liability for the return of the Capital Contribution of any other Shareholder. A Shareholder who has more than one interest in the Company may have a separate Capital Account for each different class of interest owned.


3.4 Transfer of Capital Accounts. The original Capital Account established for each Transferee shall be in the same amount as the Capital Account of the Shareholder which such Transferee succeeds, at the time such Transferee is admitted to the Company. The Capital Account of any Shareholder whose Company Interest shall be increased by means of the Transfer to it of all or part of the Company Interest of another Shareholder shall be appropriately adjusted to reflect such Transfer. Any reference in this Agreement to a Capital Contribution of, or distribution to, a then-Shareholder shall include a Capital Contribution or distribution previously made by or to any prior Shareholder on account of the Company Interest of such then-Shareholder.

3.5  Tax Matters Partner.


     (a) Shelter Development Holdings, Inc. or its assignee shall be the Company's "tax matters partner" (as such term is defined in Section 6231(a)(7) of the Code) (the "Tax Matters Partner"), for purposes of Section 6231 of the Code, with all of the powers that accompany such status (except as otherwise provided in this Agreement). Promptly following the written request of the Tax Matters Partner, the Company shall, to the fullest extent permitted by law, reimburse and indemnify the Tax Matters Partner for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Tax Matters Partner in connection with any administrative or judicial proceeding with respect to the tax liability of the Shareholders. The provisions of this Section 3.7 shall survive the termination of the Company and shall remain binding on the Shareholders for as long as a period of time as is necessary to resolve with the Internal Revenue Service any and all matters regarding the federal income taxation of the Company or the Shareholders.

     (b) Notwithstanding Section 3.7(a) 3.5(a) hereof, the Tax Matters Partner shall have no fiduciary duty whatsoever to any other Shareholder, and shall be treated in exactly the same manner as any other Shareholder other than as specifically provided in Section 3.5(a) hereof.


                                    ARTICLE 4

                                   Allocations


     4.1 General Rules Concerning Allocations. Within 45 days after the end of each calendar month, the Company shall conduct an interim closing of the books as of the end of the last day of that calendar month. On the basis of the closing of the books for each calendar month, the Company shall determine the amount of Profit and Loss attributable to that calendar month. Profits and Losses shall be determined in accordance with the accounting methods followed by the Company for federal income tax purposes.

     4.2 Allocations of Profits and Losses. All allocations to the Shareholders of items included within the Company's Profits and Losses attributable to each calendar month shall be allocated solely among the Shareholders recognized as Shareholders as of the last day of that calendar month, as follows:


     (a) The Company's Profit or Loss for the applicable period shall be allocated among the Common Shareholders in proportion to their relative ownership of Common Shares.

     (b) The Tax Matters Partner is authorized to make reasonable determinations regarding the allocation of Profit and Loss under this Section 4.2, including determinations relating to the calculation of Profit or Loss, and such other items of the Company's income, gain, loss, deduction and credit as may be appropriate to carry out the intent of this Section 4.2.

     4.3 Special Allocations. Notwithstanding any other provision of this Agreement, to the extent an allocation of Profit or Loss or any item thereof to any Shareholder pursuant to Sections 4.1 or 4.2 of this Agreement would be in violation of the requirements of the Treasury Regulations under Section 704(b) of the Code, the Tax Matters Partner shall comply with the requirements of such Treasury Regulations and adjust such allocations to comply with such requirements in a manner that will, in the reasonable judgment of the Tax Matters Partner, have the least effect on the amounts to be allocated and distributed under this Agreement. In the event a Shareholder unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) that causes or increases a negative balance in a Shareholder's Capital Account, items of Profit shall be specially allocated to such Shareholder so as to eliminate such negative balance as quickly as possible. The Shareholders agree that if this
Section 4.3 becomes applicable, the Tax Matters Partner is authorized to review and adjust the allocations made pursuant to Sections 4.1 or 4.2 of this Agreement.


     4.4  Additional Allocations.

     (a) If there is a net decrease in "partnership minimum gain" (within the meaning of Treasury Regulation Section 1.704-2(d)) during a taxable year, a Shareholder shall be allocated, before any other allocation of the Company's items for such taxable year (and if necessary, subsequent years), items of the Company's income and gain in the amount equal to the Shareholder's share of such net decrease in partnership minimum gain (within the meaning of Treasury Regulations Section 1.704-2(g)).

     (b) The Tax Matters Partner, in order to preserve uniformity of Shares within a class, may, in its sole discretion, make a special allocation of items of income, gain, loss or deduction but only if such allocations would not have a material adverse effect on the Shareholders and if they are consistent with the principles of Section 704 of the Code.

     (c) If, and to the extent that any Shareholder is deemed to recognize income as a result of any transaction between such Shareholder and the Company pursuant to Sections 1272-1274, Section 7872, Section 483 or Section 482 of the Code, or any similar provision now or hereafter in effect, any corresponding loss or deduction of the Company shall be allocated to the Shareholder who was charged with such income.

     (d) Adjustments to the Capital Accounts of Shareholders with respect to an adjustment to the tax basis of any asset of the Company pursuant to Section 734(b) or Section 743(b) of the Code shall be made in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(m).

     4.5  Tax Allocations.


     (a) For federal income tax purposes, except as otherwise provided in this
Section 4.5, each item of income, gain, loss and deduction of the Company shall be allocated among the Shareholders in the same proportion as the corresponding items are allocated pursuant to Sections 4.3 and Section 4.4 hereof.

     (b) In the event that the Book Value of any asset contributed to and held by the Company differs from its basis for federal income tax purposes ("Tax Basis"), allocations of income, gain, loss or deduction with respect to such asset shall, solely for tax purposes, be allocated among the Shareholders so as to take account of any variation between Book Value and Tax Basis in accordance with the provisions of Section 704(c) of the Code and Treasury Regulations thereunder. The Tax Matters Partner may elect any reasonable method or methods for making such allocations.

     (c) If the Book Value of any asset of the Company is adjusted pursuant to
Section 1.15 1.11 hereof, subsequent allocations of income, gain, loss and deductions with respect to such asset shall take into account any variation between Book Value and Tax Basis in accordance with the provisions of Section 704(c) of the Code and Treasury Regulations thereunder.

     (d) The Tax Matters Partner shall have the sole discretion to make special allocations of items of income, gain, loss and deductions that are consistent with the principles of Section 704(c) of the Code and to amend the provisions of this Agreement (without Shareholder action, notwithstanding Section 14.4 of this Agreement), as appropriate, to reflect the proposal or promulgation of Treasury Regulations under Subchapter K of the Code. The Tax Matters Partner may adopt and employ such methods and procedures for (A) the maintenance of capital accounts for book and tax purposes, (B) the determination and allocation of adjustments under Sections 704(c), 734 and 743 of the Code, (C) the determination and allocation of taxable income, tax loss and items thereof under this Agreement and pursuant to the Code, (D) the determination of the identities and tax classification of Shareholders, (E) the provision of tax information and reports to the Shareholders, (F) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis, (G) the allocation of asset values and tax basis, (H) conventions for the determination of depreciation, cost recovery and amortization deductions and the adoption and maintenance of accounting methods, (I) the recognition of the transfer of Shares, and (J) for compliance and other tax-related requirements, including without limitation, the use of computer software, to use filing and reporting procedures similar to those employed by publicly-traded partnerships and limited liability companies, as it determines in its sole discretion are necessary and appropriate to execute the provisions of this Agreement and to comply with federal and state tax law, and to achieve uniformity of Shares. The Tax Matters Partner shall be indemnified and held harmless by the Company for any expenses, penalties or other liabilities arising as a result of decisions made in good faith on any of the matters referred to in the preceding sentence. If the Tax Matters Partner determines, based on advice of counsel, that no reasonable allowable convention or other method is available to preserve the uniformity of Shares within a class, or the Tax Matters Partner in its discretion so elects, Shares may be separately identified as distinct classes to reflect differences in tax consequences.

                                    ARTICLE 5

                    Distributions, Liquidations and Priority

     5.1 Distributions. The Board of Directors may from time to time authorize the Company to pay distributions to holders of Common Shares from cash of the Company which the Board of Directors determines is available for distribution to the holders of Common Shares after taking into account amounts determined by the Board of Directors to be necessary or advisable to meet actual or anticipated expenses or liabilities of the Company or to create reasonable reserves therefor.

     5.2  Liquidation, Dissolution or Winding-Up.

     (a) Liquidation. Upon the dissolution, liquidation or winding-up of the Company, after payment of all of the Company's creditors, each Shareholder shall receive an amount in cash or in kind equal to the positive Capital Account balance of such Shareholder, as determined after taking into account all Capital Account adjustments for the taxable year of the dissolution, liquidation or winding-up of the Company other than the distribution under this Section 5.2(a).

     (b) A consolidation or merger of the Company with or into any other Entity, or a sale, lease or exchange of any or all of the assets of the Company in consideration for the issuance of equity securities of another Entity, shall not be deemed to be a liquidation, dissolution or winding up of the Company.

     5.3 Priority. Notwithstanding any other provision of this Agreement, it is specifically acknowledged and agreed by each Shareholder that the Company's failure to pay any amounts to such Shareholder, whether as a dividend, redemption payment or other distribution, even if such payment is specifically required hereunder, shall not give such Shareholder creditor status with regard to such unpaid amount; but rather, such Shareholder shall be treated only as a shareholder of whatever class such person is a Shareholder, and not as a creditor, of the Company. This Section 5.3(b) is, as permitted by Section 18-606 of the Act, intended to override the provisions of Section 18-606 of the Act relating to a member's status and remedies as a creditor, to the extent that such provisions would be applicable in the absence of this Section 5.3.

     5.4 Payments to Shareholders for Services. Any payments by the Company to a Shareholder for services rendered to or on behalf of the Company shall be treated as guaranteed payments for services under Section 707(c) of the Code.

                                    ARTICLE 6

                                  Shareholders

     6.1  Limited Liability.

     (a) Except as otherwise provided by the Act or in Section 6.1(b) hereof, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Shareholders shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder of the Company. The Shareholders shall not be required to lend any funds to the Company. Each of the Shareholders shall only be liable to make payment of his, her or its respective contributions as and when due hereunder and other payments as expressly provided in this Agreement. If and to the extent a Shareholder's contribution shall be fully paid, such Shareholder shall not, except as required by the express provisions of the Act regarding repayment of sums wrongfully distributed to Shareholders, be required to make any further contributions.

     (b) Notwithstanding Section 6.1(a) hereof, the Special Shareholder, for so long as such Person holds Shares (unless such Person duly resigns as a Special Shareholder in accordance with this Section 6.1 or Section 6.3 of this Agreement), shall have personal liability to creditors of the Company (and any such creditor may seek personal satisfaction from the Special Shareholder), to the extent that the assets of the Company (including without limitation the proceeds of any and all available insurance) are insufficient to satisfy such creditor's claim (and, if there be more than one Special Shareholder at any time, then such Special Shareholders shall be jointly liable for all liabilities set forth in this Section 6.1(b)); provided, however, that, notwithstanding
Section 6.3 of this Agreement, any Special Shareholder may resign its status as a Special Shareholder after (i) the consummation of a transaction in which a Person acquires more than 10% of the then-outstanding Shares of any class or series where such acquisition is not consented to by the Special Shareholder, or
(ii) any Shareholder or group of Shareholders controls a majority of the seats on the Board of Directors in any case where such control is not consented to by the Special Shareholder. In the event of such a resignation, (x) the Special Shareholder's personal liability under the first sentence of this Section 6.1(b) shall, to the fullest extent permissible under law, terminate immediately, automatically, and in full, although such Person may continue to hold Shares, and (y) the Company shall pay to the Special Shareholder, promptly after such resignation, the sum of $1,000,000 in direct consideration for the Special Shareholder's prior service to the Company.

     (c) Notwithstanding Section 6.1(b) hereof, the Special Shareholder shall have no fiduciary duty whatsoever to any other Shareholder, and shall be treated in exactly the same manner as any other Shareholder other than as specifically provided in Section 6.1(b) hereof. Without limiting the foregoing, it is agreed that (i) the Special Shareholder has no responsibility to treat other Shareholders as creditors of the Company toward which the Special Shareholder would bear any responsibility or have any liability whatsoever (including without limitation in the event of any Company failure to pay any amounts to such Shareholders, whether as a dividend, redemption payment or other distribution, even if such amounts are specifically required hereunder to be paid), and (ii) the Special Shareholder is entitled to act solely in its own self interests without regard to the interests of other Shareholders.


     (d) Notwithstanding any other provision of this Agreement, the Dissolution Shareholder shall have the right to serve as one (or, if there are at any time more than ten Directors on the Board of Directors, two) of the Company's Directors, through such representatives as are appointed by the Dissolution Shareholder (such designated persons to be referred to as the "Specially Appointed Director(s)") at all times and from time to time, and shall have the sole right to remove such representative(s) as Directors; all as provided in
Section 7.2(b) of this Agreement.

     6.2  Voting Rights of Shareholders; Authority of Board of Directors.

     (a) The Board of Directors shall make all decisions made for and on behalf of the Company, such decisions shall be binding upon the Company, and the Shareholders shall have no voting rights; except, however, as expressly set forth herein. The Board of Directors, in its sole discretion, has full, complete and exclusive right, power and authority in the management and control of the Company business to do any and all things necessary to effectuate the purpose of the Company; except, however, as expressly set forth herein. The members of the Board of Directors shall devote such time as is necessary to the affairs of the Company, and shall receive such compensation from the Company and such reimbursement for expenses as is permitted by the Company's By-laws as then in effect. No Person dealing with the Board of Directors shall be required to determine its authority to make any undertaking on behalf of the Company or to determine any facts or circumstances bearing upon the existence of such authority.


     (b) Notwithstanding Section 6.2(a) above, but subject to Sections 10.1(a)(i) and 10.1(a)(ii), Article 12 and Article 13 hereof, in the event of a proposed sale or other disposition of all or substantially all of the assets of the Company at any one time, merger or consolidation of the Company (where the Company is not the surviving Entity), dissolution of the Company, or issuance of any restricted Share or deferred Share awards under a Company incentive share plan, any such proposed occurrence, in order to be approved must, (i) with respect to the merger or consolidation of the Company (where the Company is not the surviving Entity), first receive the approval of the Board of Directors,
(ii) with respect to a sale or other disposition of all or substantially all of the assets of the Company at any one time, or dissolution of the Company, any such proposed action must first receive the approval of the Board of Directors, and (iii) receive the vote, at a duly held meeting, of more than 50% in interest of the total then issued and outstanding Shares (or, in the case of a written Consent without a meeting, more than 50% in interest of the total then issued and outstanding Shares), voting as one class (and not as separate classes, notwithstanding the fact that there may be members of more than one class voting) or such greater percentage as is then required under the Act.

     (c) Notwithstanding Section 6.2(a) above, but subject to Sections 6.1(d), 7.2(a) and 7.2(b) and Articles 12 and 13 hereof, the vote, at a duly held meeting, of more than 50% in interest of the total then issued and outstanding Shares (or, in the case of a written Consent without a meeting, more than 50% in interest of the total then issued and outstanding Shares), voting as one class (and not as separate classes, notwithstanding the fact that there may be members of more than one class voting), shall be able to remove any Director (other than a Specially Appointed Director) and elect a replacement therefor. If the Shareholders vote to remove a Director pursuant to this Section 6.2(c), they shall provide the removed Director with notice thereof, which notice shall set forth the date upon which such removal is to become effective.

     (d) Except as otherwise provided in this Agreement or in any share plan or share incentive plan adopted by the Company, the holders of Common Shares have sole Shareholder authority;

          (i) to vote on such matters as may be brought before the Shareholders from time to time (on issues other than those as to which this Agreement specifically provides for voting rights of Shareholders in addition to or instead of holders of Common Shares);


          (ii) to elect Directors, and shall do so on an annual basis;


and in all such votes on which the holders of Common Shares have sole Shareholder voting authority, in order for the holders of Common Shares to act to approve a matter on which they are voting, such matter must receive the vote of more than 50% in interest of the Common Shares which are voted at a meeting at which a quorum of Common Shares is present (or, in the case of a written Consent without a meeting, must receive the written Consent of more than 50% in interest of the aggregate Common Shares), voting as one class (and not as separate classes, notwithstanding the fact that there may be members of more than one class voting) (or such greater percentage as is then required under the Act or under the express terms of this Agreement). For purposes of the foregoing sentence, the term "quorum" means more than 50% of the then issued and outstanding Common Shares, except as provided in any share plan or share incentive plan adopted by the Company.

The annual meeting of the holders of Common Shares of the Company for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held in accordance with the By-laws. Subject to the provisions of Article 13 relating to meetings of Shareholders and related subjects, the By-laws shall govern matters relating to, among other things, annual and special meetings, notice, waiver of notice, adjournment, proxies, written consents, procedures, and telephonic meetings, to the extent not inconsistent with this Agreement.

     (e) Notwithstanding any other provision of this Agreement, Shareholders have voting rights with respect to a particular matter (to the extent provided herein with regard to categories of Shareholders permitted to vote on particular matters, and otherwise) only after such matter has first been approved by the Board of Directors, except with regard to (i) the removal of a Director (and the election of a replacement therefor in connection therewith) as provided in this Agreement, (ii) the amendment of this Agreement, (iii) the sale or other disposition of all or substantially all of the assets of the Company at any one time, (iv) the dissolution of the Company, and (v) any matter as to which any share plan or share incentive plan adopted by the Company provides otherwise.

     (f) For purposes of this Agreement, in order for a meeting of Shareholders to be considered duly held with regard to a particular question, a quorum of more than 50% in interest of the Shares which are entitled to vote at such meeting on the particular question must be present (in person or by proxy).


     6.3 Transfers of Special Shareholder Interests. The restrictions, limitations and other provisions of this Section 6.3 shall in no manner limit or restrict the right of a Special Shareholder to resign its status as a Special Shareholder to the extent permitted under Section 6.1(b) of this Agreement; and, once such Special Shareholder properly resigns pursuant thereto, the transfer restrictions set forth in this Section 6.3 as they relate to such Special Shareholder shall automatically and immediately terminate. Subject to the foregoing sentence, it is agreed that:

     (a) No Special Shareholder (a "Special Transferor") may make any Transfer of any of its Shares to a Transferee (a "Special Transferee") unless each of the following requirements is met:

          (i) At all times during the existence of the Company, including upon consummation of such Transfer, one or more Special Shareholders must have, in the aggregate, at least a number of Shares which will result in the allocation to the Special Shareholder(s), in the aggregate, of the minimum percentage interest in the Company which will permit the Company to retain its tax status as an association taxable as a partnership rather than as a corporation, in the opinion of counsel to the Company; and

          (ii) Before any such Transfer can be made, the Company must be furnished with an opinion of counsel (which may or may not be the same counsel as is referenced in subparagraph (i) above) to the effect that the Transfer in question will not adversely affect the Company's tax status as an association taxable as a partnership rather than as a corporation.

     (b) No Transfer to a Special Transferee shall be recognized by the Company unless the Board of Directors of the Company receives documentation satisfactory to it that the requirements of this Section 6.3 have been met.

     (c) If the Special Transferor transfers all of its Shares in such Transfer, in accordance with the restrictions and requirements of Sections 6.3(a) and 6.3(b) of this Agreement, then such Special Transferor shall thereafter no longer be a Special Shareholder. If the Special Transferor transfers fewer than all of its Shares in such Transfer, then:

          (i) if such Special Transferor makes no provision for the termination of its status as a Special Shareholder in accordance with clause (ii) immediately below, such Special Transferor shall continue to be a Special Shareholder; and

          (ii) if the Special Transferee agrees in writing to be a Special Shareholder and to be subject to the liabilities of a Special Shareholder as provided in this Agreement, then, if all of the requirements and limitations set forth in Section 6.3(a) of this Agreement are complied with, the Special Transferor may terminate its status as a Special Shareholder upon notice thereof to the Company; provided, however, that no such resignation shall be recognized by the Company unless the Board of Directors of the Company receives documentation satisfactory to it that the requirements of this Section 6.3(c) have been met.

     6.4  Transfers of Dissolution Shareholder Interests.

     (a) No Dissolution Shareholder (a "Dissolution Transferor") may make any Transfer of any of its Shares to a Transferee (a "Dissolution Transferee") unless each of the following requirements is met:

          (i) At all times during the existence of the Company, including upon consummation of such Transfer, one or more Dissolution Shareholders must have, in the aggregate, at least a number of Shares which will result in the allocation to the Dissolution Shareholder, in the aggregate, of the minimum percentage interest in the Company which will permit the Company to retain its tax status as an association taxable as a partnership rather than as a corporation, in the opinion of counsel to the Company; and

          (ii) Before any such Transfer can be made, the Company must be furnished with an opinion of counsel (which may or may not be the same counsel as is referenced in subparagraph (i) above) to the effect that the Transfer in question will not adversely affect the Company's tax status as an association taxable as a partnership rather than as a corporation.

     (b) No Transfer to a Dissolution Transferee shall be recognized by the Company unless the Board of Directors of the Company receives documentation satisfactory to it that Section 6.4(a)'s requirements have been met.

     (c) If the Dissolution Transferor transfers all of its Shares in such Transfer, in accordance with the restrictions and requirements of Sections 6.4(a) and 6.4(b) of this Agreement, then such Dissolution Transferor shall thereafter no longer be a Dissolution Shareholder. If the Dissolution Transferor transfers fewer than all of its Shares in such Transfer, then:

          (i) if such Dissolution Transferor makes no provision for the termination of its status as a Dissolution Shareholder in accordance with clause (ii) immediately below, such Dissolution Transferor shall continue to be a Dissolution Shareholder; and

          (ii) if the Dissolution Transferee agrees in writing to be a Dissolution Shareholder, then, if all of the requirements and limitations set forth in Section 6.4(a) of this Agreement are complied with, the Dissolution Transferor may terminate its status as a Dissolution Shareholder upon notice thereof to the Company; provided, however, that no such resignation shall be recognized by the Company unless the Board of Directors of the Company receives documentation satisfactory to it that this Section 6.4(c)'s requirements have been met.


                                    ARTICLE 7

                             Directors and Officers

     7.1  General Powers of Directors.

     (a) Except as may otherwise be provided by the Act or by this Agreement, the property, affairs and business of the Company shall be managed by or under the direction of the Board of Directors, the Board of Directors may exercise all the powers of the Company (including but not limited to deciding whether to make various tax elections), and the Shareholders shall have no right to act on behalf of or bind the Company. The Directors shall act only as a Board, and the individual Directors shall have no power as such. Subject to the provisions of this Agreement and the By-laws with regard to Board of Directors actions that can be taken without a quorum, the approval of a matter by a majority of the Directors present at a meeting at which a quorum is present shall constitute approval by the Board of Directors (or, in the case of a written consent without a meeting, the approval of a matter by all of the Directors shall constitute approval by the Board of Directors).


     (b) Unless expressly provided otherwise under this Agreement, the Board of Directors shall have the exclusive authority to make all determinations under this Agreement and under the By-laws.


     (c) No contract or transaction among the Company and one or more of its Affiliates, Directors or officers, or among the Company and any other Entity in which one or more of the Company's Affiliates, Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (i) The material facts as to such Affiliate's, Director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum;


          (ii) The material facts as to such Affiliate's, Director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by more than 50% in interest of the Common Shares which are present and entitled to vote at a meeting at which a quorum is present (or, in the case of a written Consent without a meeting, more than 50% in interest of the aggregate Common Shares), voting as one class (and not as separate classes, notwithstanding the fact that there may be members of more than one class voting), who are not Affiliates of any of the interested Persons involved in such transaction; or


          (iii) The contract or transaction is fair as to the Company.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


Notwithstanding,the foregoing provisions of this Section 7.1(c), the Company shall enter into or renew no agreement pursuant to which any Affiliate of any Director would provide management services for any Property, unless such agreement is approved by a majority of the Directors who (a) are not officers of the Company, (b) are neither related to any Company officer nor represent concentrated or family holdings of the Company's Shares, and (c) are, in the view of the Board of Directors, free of any relationship that would interfere with the exercise of independent judgment; and, if such approval is obtained in the case of a particular contract, such approval shall be deemed to satisfy the requirements of this Section 7.1(c).

     (d) Notwithstanding the above provisions of this Section 7.1, in any transaction in which the Company wishes to issue Shares to SCATEF or any Affiliate of SCATEF in exchange for such Person giving up fees otherwise payable to it, such transaction, including but not limited to the exchange ratio of Shares for such fees, shall not be approved or undertaken by the Company unless and until approved, in lieu of the requirements set forth in Section 7.1(c), by a majority of the directors of the Company who are not Affiliates of SCATEF or of any SCATEF Affiliate (even though the disinterested Directors may be less than a quorum of the full Board of Directors), after the material facts as to such transaction are disclosed or are known to such unaffiliated Directors.

     7.2  Number and Term of Office of Directors.

     (a) The number of seats constituting the entire Board of Directors shall be at least five and no more than 15, with the exact number of seats on the Board of Directors to be determined from time to time by resolution of the Board of Directors. At least a majority of the Directors in office at any point in time must be individuals who are not employed by the Company or by any Affiliate of the Company. Each Director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, or removal. A Director shall not be required to be a Shareholder or a resident of the State of Delaware.

     (b) The Specially Appointed Director(s)shall have all of the powers, rights, privileges, obligations and duties as all other Directors, and shall for all purposes be Directors of the Company, except that (i) the Specially Appointed Director(s) shall not be counted when determining the total size of the Board of Directors for the sole purpose of making the determination in
Section 7.2(c) below as to how many Directors are in each class, (ii) no Shareholders other than the Dissolution Shareholder shall have any right to elect, remove or replace the Specially Appointed Director(s), and, without limiting the foregoing, the Specially Appointed Director(s) shall not stand for election or reelection at any meeting of the holders of Common Shares. Without limiting the foregoing, all other Shareholders, by becoming Shareholders of the Company, agree that (I) the Dissolution Shareholder has such rights to serve, through its appointed representatives, as the Specially Appointed Director(s) and that the necessary one seat or two seats on the Board of Directors shall be reserved for such appointment(s) (and the size of the Company's Board of Directors shall automatically be expanded at any time if such expansion is necessary in order to permit the Dissolution Shareholder to effect such appointment(s)), and (II) the Company's officers and Directors may take any and all steps deemed appropriate by them, in connection with Shareholder meetings or otherwise, to implement this Section 7.2(b).

     (c) Subject to Section 7.2(b) above, at all times the Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board of Directors permits, with the term of office of one class expiring each year (with the first such class expiration to occur at the first annual meeting of Shareholders); and the Board of Directors shall have sole power to make such determinations. At the first annual meeting of the holders of Common Shares, only the Directors of the first class shall be elected by the holders of Common Shares (in accordance with Section 6.2 hereof), and such persons shall hold office thereafter for a term expiring at the third succeeding annual meeting. At the second annual meeting of Shareholders, only the Directors of the second class shall be elected by the holders of Common Shares (in accordance with Section 6.2 hereof), and such persons shall hold office thereafter for a term expiring at the third succeeding annual meeting. At the third annual meeting of Shareholders, only the Directors of the third class shall be elected by the holders of Common Shares (in accordance with Section 6.2 hereof), and such persons shall hold office thereafter for a term expiring at the third succeeding annual meeting. At each subsequent annual meeting of Shareholders thereafter, the successors to any class of directors whose term shall then expire shall be elected by the holders of Common Shares (in accordance with Section 6.2 hereof) to hold office for a term expiring at the third succeeding annual meeting.

     7.3 By-law Provisions. The By-laws shall govern matters relating to, among other things, (a) with respect to directors, annual and special meetings, notice, waiver of notice, quorum, voting, adjournment, written consents, committees, procedures, telephonic meetings, resignations, removals, vacancies, books and records, reports, and compensation and reimbursement of expenses, to the extent not inconsistent with this Agreement, (b) with respect to officers, all matters not governed by this Agreement, and (c) employee benefit matters, which matters shall be subject to and managed as provided by the discretion of the Board of Directors.


                                    ARTICLE 8

                         Exculpation and Indemnification

     8.1  Limitations on Liability, and Indemnification of, Directors and
Officers.

     (a) No director or officer of the Company shall be liable, responsible or accountable in damages or otherwise to the Company or any of the Shareholders for any act or omission performed or omitted by him or her, or for any decision, except in the case of fraudulent or illegal conduct of such person. For purposes of this Section 8.1, the fact that an action, omission to act or decision is taken on the advice of counsel for the Company shall be evidence of good faith and lack of fraudulent conduct.


     (b) All Directors and officers of the Company shall be entitled to indemnification from the Company for any loss, damage or claim (including any reasonable attorney's fees incurred by such person in connection therewith) due to any act or omission made by him or her, except in the case of fraudulent or illegal conduct of such person; provided, that any indemnity shall be paid out of, and to the extent of, the assets of the Company only (or any insurance proceeds available therefor), and no Shareholder shall have any personal liability on account thereof.

     (c) The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person acted fraudulently or illegally.

     (d) The indemnification provided by this Section 8.1 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of Shareholders or Directors, or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (e) Any repeal or modification of this Section 8.1 shall not adversely affect any right or protection of a Director or officer of the Company existing at the time of such repeal or modification.

     (f) The Company may, if the Board of Directors of the Company deems it appropriate in its sole discretion, obtain insurance for the benefit of the Company's Directors and officers, relating to the liability of such persons.



                                    ARTICLE 9

              Transfers of Interests; Admission of New Shareholders

     9.1 Transfers. Subject to Section 6.3 of this Agreement (relating to Special Shareholders) and Section 6.4 of this Agreement (relating to Dissolution Shareholders), the Shares shall be freely transferable; and any Person who is a Transferee of Shares shall, by having such status, (a) automatically become a Shareholder of the Company with no further action being required on such Person's part, and (b) automatically be bound to the terms and conditions of this Agreement (and be entitled to the rights of a Shareholder hereunder), without the requirement for execution of this Agreement by such Person. Certain mechanical aspects of the transfer of Shares shall be set forth in the By-laws.


                                   ARTICLE 10

                           Dissolution and Termination

     10.1  Events of Dissolution.


     (a) In accordance with Section 18-801 of the Act, and the provisions therein permitting this Agreement to specify the events of the Company's dissolution, the Company shall be dissolved and the affairs of the Company wound up upon the occurrence of any of the following events:

          (i) a unanimous written decision of all of the Original Shareholders who are then still Shareholders to dissolve the Company;

          (ii) the death, retirement, resignation, expulsion, bankruptcy (as defined in Section 18-304 of the Act) or dissolution of a Person who is then a Dissolution Shareholder, or the occurrence of any other event that terminates the continued membership in the Company of a Person who is then a Dissolution Shareholder, unless more than 50% in interest of the then-outstanding Shares votes, at a duly held meeting (or, in the case of a written Consent without a meeting, more than 50% in interest of the aggregate Shares acts), within 180 days of such event to continue the Company; or

          (iii) the vote of the Shareholders pursuant to Section 6.2(b) hereof.

The death, retirement, resignation, expulsion, bankruptcy (as defined in Section 18-304 of the Act) or dissolution of a Shareholder or the occurrence of any other event that terminates the continued membership of a Shareholder in the Company, shall not cause the dissolution of the Company except to the extent specified above in this Section 10.1(a).

     (b) Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the assets of the Company shall have been distributed as provided herein and a certificate of cancellation of the Certificate has been filed with the Secretary of State of the State of Delaware.

     10.2 Application of Assets. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied, first, as required by Section 18-804(a)(1) of the Act, and then in the manner, and in the order of priority, set forth in Article 5.

     10.3 Gain or Losses in Process of Liquidation. Any gain or loss or disposition of Company property in the process of liquidation shall be credited or charged to the Capital Accounts of Shareholders in accordance with the provisions of Article 3. Any property distributed in kind in the liquidation shall be valued and treated as though the property were sold at its fair market value and the cash proceeds were distributed. The difference between the fair market value of property distributed in kind and its Book Value shall be treated as a gain or loss on the sale of such property and shall be credited or charged to the Capital Account of Shareholders in accordance with Article 3; provided, that no Shareholder shall have the right to request or require the distribution of the assets of the Company in kind.

     10.4  Procedural and Other Matters.

     (a) Upon dissolution of the Company and until the filing of a certificate of cancellation as provided in Section 10.4(b), the Persons winding up the affairs of the Company may, in the name of, and for and on behalf of, the Company, prosecute and defend suits, whether civil, criminal or administrative, gradually settle and close the business of the Company, dispose of and convey the property of the Company, discharge or make reasonable provision for the liabilities of the Company, and distribute to the members any remaining assets of the Company, in accordance with this Article 10 and all without affecting the liability of Shareholders and Directors and without imposing liability on a liquidating trustee.


     (b) The Certificate may be canceled upon the dissolution and the completion of winding up of the Company, by any Person authorized to cause such cancellation in connection with such dissolution and winding up.


                                   ARTICLE 11

                         Appointment of Attorney-in-Fact


     11.1  Appointment and Powers.


     (a) Each Shareholder hereby irrevocably constitutes and appoints the Company's chief executive officer, with full power of substitution, as his, her or its true and lawful attorney-in-fact, with full power and authority in his, her or its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents, instruments and conveyances as may be necessary or appropriate to carry out the provisions or purposes of this Agreement, including, without limitation, the following: (i) the Certificate; (ii) all other certificates and instruments and amendments thereto that the Board of Directors deems appropriate to qualify or continue the Company as a limited liability company in the jurisdiction in which the Company may conduct business; (iii) all instruments that the Board of Directors deems appropriate to reflect a change or modification of the Company in accordance with the terms of this Agreement; (iv) all conveyances and other instruments that the Board of Directors deems appropriate to reflect the dissolution and termination of the Company; (v) all fictitious or assumed name certificates required or permitted to be filed on behalf of the Company; (vi) any and all documents necessary to admit Shareholders to the Company, or to reflect any change or transfer of a Shareholder's Company Interest, or relating to the admission or increased Capital Contribution of a Shareholder; (vii) any amendment or other document to be filed as referenced in Section 3.1(d) or 3.1(f) of this Agreement; and (viii) all other instruments that may be required or permitted by law to be filed on behalf of or relating to the Company and that are not inconsistent with this Agreement.


     (b) The authority granted by this Section 11.1 (i) is a special power of attorney coupled with an interest, is irrevocable, and shall not be affected by the subsequent incapacity or disability of the Shareholder; (ii) may be exercised by a signature for each Shareholder or by listing the names of all of the Shareholders executing this Agreement with a single signature of any such Person acting as attorney-in-fact for all of them; and (iii) shall survive the Transfer by a Shareholder of the whole or any portion of his, her or its Company Interest.

     11.2 Presumption of Authority. Any Person dealing with the Company may conclusively presume and rely upon the fact that any instrument referred to above, executed by such Person acting as attorney-in-fact, is authorized, regular and binding, without further inquiry.

                                   ARTICLE 12

                         Certain Provisions Relating to
                  Changes in Control and Business Combinations


     12.1 Definitions. For purposes of this Article 12, the following definitions shall apply:

          "Associate" when used to indicate a relationship with any Person, means:

     (a) Any Entity (other than the Company or a Subsidiary of the Company) of which such Person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities of such Entity;

     (b) Any trust or other estate in which such Person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

     (c) Any Relative of such Person, or any Relative of a spouse of such Person, who has the same home as such Person or who is a Director or officer of the Company or a manager, director or officer of any of its Affiliates.

     "Beneficial Owner" when used with respect to Company Interests, means a
Person:

     (a) That, individually or with any of its Affiliates or Associates, beneficially owns Company Interests, directly or indirectly; or

     (b) That, individually or with any of its Affiliates or Associates, has (i) the right to acquire Company Interests (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or (ii) the right to vote Company Interests pursuant to any agreement, arrangement or understanding; or

     (c) That has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Company Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such Company Interests.

     "Business Combination" means:

     (a) Unless the merger, consolidation or exchange of Company Interests does not alter the contract rights of the Company Interests as expressly set forth in this Agreement or change or convert in whole or in part the outstanding Company Interests, any merger, consolidation or exchange of Company Interests or any Subsidiary with (i) any Interested Party or (ii) any other Entity (whether or not itself an Interested Party) which is, or after the merger, consolidation or exchange of interests would be, an Affiliate of an Interested Party that was an Interested Party prior to the transaction;

     (b) Any sale, lease, transfer or other disposition, other than in the ordinary course of business or pursuant to a distribution or any other method affording substantially proportionate treatment to the Shareholders, in one transaction or a series of transactions in any 12-month period, to any Interested Party or any Affiliate of any Interested Party (other than the Company or any of its Subsidiaries) of any assets of the Company or any Subsidiary having, measured at the time the transaction or transactions are approved by the Board of Directors of the Company, an aggregate book value as of the end of the Company's most recently ended fiscal quarter of 10 percent or more of the total market value of the outstanding Company Interests or of its net worth as of the end of its most recently ended fiscal quarter;

     (c) The issuance or transfer by the Company or any Subsidiary, in one transaction or a series of transactions, of any Company Interests or any equity securities of a Subsidiary which have an aggregate market value of five percent or more of the total market value of the outstanding Company Interests to any Interested Party or any Affiliate of any Interested Party (other than the Company or any of its Subsidiaries) except pursuant to the exercise of warrants or rights to purchase securities pro-rata to all Shareholders or any other method affording substantially proportionate treatment to those Shareholders;

     (d) The adoption of any plan or proposal for the liquidation or dissolution of the Company in which anything other than cash will be received by an Interested Party or any Affiliate of any Interested Party;

     (e) Any reclassification of securities or recapitalization of the Company, or any merger, consolidation or exchange of Company Interests with any of its Subsidiaries which has the effect, directly or indirectly, in one transaction or series of transactions, of increasing by five percent or more of the total number of outstanding Company Interests, the proportionate amount of the outstanding Company Interests or the outstanding number of any class of equity securities of any Subsidiary which is directly or indirectly owned by any Interested Party or any Affiliate of any Interested Party; or

          (f) The receipt by any Interested Party or any Affiliate of any Interested Party (other than the Company or any of its Subsidiaries) of the benefit, directly or indirectly (except proportionately as a holder of Company Interests), of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by the Company or any of its Subsidiaries.

     "Interested Party" means any Person (other than (i) the Company, (ii) any subsidiary of the Company, (iii) the General Partners, the Special Shareholder, the Original Shareholders, and the Dissolution Shareholder, and (iv) any Affiliate or Associate of any Person described in clause (iii) above) that:

          (a) Is the beneficial owner, directly or indirectly, of 10 percent or more of the outstanding Company Interests;

          (b) Is an Affiliate or Associate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the then outstanding Company Interests; or

          (c) Is an Affiliate or Associate of (a) or (b).


For purposes of determining whether a Person is an Interested Party, the number of Company Interests deemed to be outstanding shall include Company Interests deemed beneficially owned by the Person through the definition of Beneficial Ownership set forth above but may shall not include any other Company Interests which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.


     "Market Value" means:

          (a) In the case of Company Interests, the highest closing sale price during the 30-day period immediately preceding the date in question of a Company Interest of the same class or series on the composite tape of the New York Stock Exchange-listed stocks, or, if such Company Interest of the same class or series is not quoted on the composite tape, on the New York Stock Exchange, or if such Company Interest of the same class or series is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Company Interest of the same class or series is listed, or, if the Company Interest of the same class or series is not listed on any such exchange, the highest closing bid quotation with respect to such a Company Interest of the same class or series during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. automated quotations system or any system then in use, or, if no such quotations are available, the fair market value on the date in question of such a Company Interest of the same class or series as determined by the Board of Directors in good faith; and

          (b) In the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

     "Subsidiary" means any Person (other than an individual) in which the Company, directly or indirectly, holds a majority of the voting securities.

     12.2  Business Combinations.

     (a) Unless an exemption under Section 12.3(c) applies, the Company may not engage in any Business Combination with any Interested Party or any Affiliate of an Interested Party for a period of five years following the most recent date on which such Interested Party became an Interested Party (the "Five Year Tolling Period"), unless:


          (i) in addition to any vote otherwise required by law or this Agreement, the Board of Directors of the Company, prior to the most recent date upon which the Interested Party became an Interested Party, approved either the Business Combination or the transaction which resulted in the Interested Party becoming an Interested Party; or

          (ii) on or subsequent to the date upon which the Interested Party became an Interested Party, the Business Combination is (A) approved by at least two-thirds of the persons who are then members of the Board of Directors and (B) authorized at an annual or special meeting of the Shareholders (and not by written consent) by the affirmative vote of at least two-thirds in interest of the Shareholders, excluding the Company Interests held by an Interested Party who will (or whose Affiliate will be) a party to the Business Combination or by an Affiliate or Associate of that Interested Party, voting together as a single class.


     (b) Unless an exemption under Section 12.3 applies, in addition to any vote otherwise required by law or this Agreement, a Business Combination proposed by an Interested Party or an Affiliate of the Interested Party after the Five Year Tolling Period shall be permitted only if recommended by the Board of Directors who are present at a duly-called meeting at which a quorum is present and approved by the affirmative vote of at least:

          (i) 80% in interest of all Shareholders, voting together as a single voting group; and

          (ii) Two-thirds in interest of the Shareholders, excluding Company Interests held by an Interested Party who will (or whose Affiliate will) be a party to the Business Combination or by an Affiliate or Associate of the Interested Party, voting together as a single voting group.

     12.3  Exemptions.

     (a) For purposes of this Section 12.3:

     "Announcement Date" means the first general public announcement of the proposal or intention to make a proposal of the Business Combination or its first communication generally to the Shareholders, whichever is earlier;

     "Determination Date" means the most recent date on which the Interested Party became an Interested Party; and

     "Valuation Date" means:

          (i) For a Business Combination voted upon by the Shareholders, the latter of the day prior to the date of the vote or the day 20 days prior to the consummation of the Business Combination; and

          (ii) For a Business Combination not voted upon by the Shareholders, the date of the consummation of the Business Combination.

     (b) The vote required by Section 12.2(b) does not apply to a Business Combination if (1) the Business Combination or the transaction which resulted in the Interested Party becoming an Interested Party shall have been approved by the Board of Directors prior to the Determination Date or (2) each of the conditions in items (i) through (iii) below is met:

          (i) The aggregate amount of the cash and the market value as of the Valuation Date of consideration other than cash to be received for each Company Interest in such Business Combination (whether or not the Interested Party has previously acquired the particular class or series of Company Interest in question) is at least equal to the highest of the following:

               (A) The highest per Company Interest price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid by the Interested Party for any Company Interests of the same class or series acquired by it within the five-year period immediately prior to the Announcement Date of the proposal of the Business Combination, plus an amount equal to interest compounded annually from the earliest date on which the highest per Company Interest acquisition price was paid (for the same class or series) through the Valuation Date at the rate for one-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash distributions paid and the market value of any distributions paid in other than cash, per Company Interest (for the same class or series) from the earliest date through the Valuation Date, up to the amount of the interest; or

               (B) The highest per Company Interest price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid by the Interested Party for any Company Interest of the same class or series acquired by it on, or within the five-year period immediately before, the Determination Date, plus an amount equal to interest compounded annually from the earliest date on which the highest per Company Interest acquisition price was paid for the same class or series through the valuation Date at the rate for one-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash distributions paid and the market value of any distributions paid in other than cash, per Company Interest of the same class or series from the earliest date through the Valuation Date, up to the amount of the interest; or

               (C) The highest preferential amount per Company Interest to which the holders of Company Interests of such class or series are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company; or

               (D) The Market Value per Company Interest of the same class or series on the Announcement Date, plus an amount equal to interest compounded annually from that date through the Valuation Date at the rate for one-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash distributions paid and the market value of any distributions paid in other than cash, per Company Interest of the same class or series from that date through the Valuation Date, up to the amount of interest; or

               (E) The Market Value per Company Interest of the same class or series on the Determination Date, plus an amount equal to interest compounded annually from that date through the Valuation Date at the rate for one-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash distributions paid and the Market Value of any distributions paid in other than cash, per Company Interest of the same class or series from that date through the Valuation Date, up to the amount of the interest; or

               (F) The price per Company Interest equal to the Market Value per Company Interest of the same class or series on the Announcement Date or on the Determination Date, whichever is higher, multiplied by the fraction of:

                    (1) The highest per Company Interest price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Party for any Company Interests of the same class or series acquired by it within the five-year period immediately prior to the Announcement Date, over

                    (2) The Market Value per Company Interest of the same class or series on the first day in such five-year period on which the Interested Party acquired the Company Interests.

          (ii) The consideration to be received by the holders of any Company Interests is to be in cash or in the same form as the Interested Party has previously paid for Company Interests, except to the extent that the Shareholders otherwise elect in connection with their approval of the proposed transaction under Section 6.2 of this Agreement. If the Interested Party has paid for Company Interests with varying forms of consideration, the form of consideration for such Company Interests of the same class or series shall be either cash or the form used to acquire the largest number of Company Interests of the same class or series previously acquired by it, except to the extent that the Shareholders otherwise elect.

          (iii) After the Determination Date and prior to the consummation of such Business Combination:


               (A) There shall have been no failure to declare and pay at the regular date therefor (if applicable) any full periodic distributions (whether or not cumulative) on any outstanding Company Interests or other securities of the Company;


               (B) There shall have been:


                   (1) No reduction in the annual rate of distributions made with respect to any class or series of Company Interests (except as necessary to reflect any subdivision of Company Interests); and

                   (2) An increase in such annual rate of distributions as necessary to reflect any reclassification, recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding Company Interests; and

               (C) The Interested Party did not become the Beneficial Owner of any additional Company Interests except as part of the transaction which resulted in such Interested Party becoming an Interested Party or by virtue of proportionate Company Interest splits or distributions.

The provisions of items (A) and (B) of this subsection (b)(iii) do not apply if no Interested Party or an Affiliate or Associate of the Interested Party voted as a member of the Board of Directors of the Company in a manner inconsistent with such items (A) and (B) and the Interested Party, within 10 days after any act or failure to act inconsistent with such items, notifies the Board of Directors of the Company in writing that the Interested Party disapproves thereof and requests in good faith that the Board of Directors rectify such act or failure to act.

     (c) The provisions of Section 12.2 do not apply to any Business Combination of the Company with an Interested Party that became an Interested Party inadvertently, if the Interested Party:

          (i) As soon as practicable (but not more than 10 days after the Interested Party knew or should have known it had become an Interested Party) divests itself of a sufficient amount of Company Interests so that it no longer is the beneficial owner, directly or indirectly, of 10 percent or more of the outstanding Company Interests; and

          (ii) Would not at any time with the five-year period preceding the Announcement Date with respect to the Business Combination have been an Interested Party except by inadvertence.

     12.4 Amendment. Notwithstanding any other provisions of this Agreement, this Article 12 may be amended or repealed only by a vote of 80% in interest of all Shareholders, voting together as a single class, excluding Company Interests held by any Interested Party or any Affiliate of an Interested Party.


     12.5 Certain Determinations with Respect to this Article 12. The Board of Directors shall have the power to determine for the purposes of this Article 12, on the basis of information known to the Directors: (i) the number of Company Interests of which any Person is the Beneficial Owner, (ii) whether a Person is an Affiliate or Associate of another, (iii) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of "Beneficial Owner" as hereinabove defined, (iv) whether two or more transactions constitute a "series of transactions," and (v) such other matters with respect to which a determination is required under this Article 12.


                                   ARTICLE 13

               Voting Rights of Certain Control Company Interests


     13.1 Definitions. For purposes of this Article 13, the following definitions shall apply:


     "Acquiring Person" means a person who makes or proposes to make a Control Company Interests Acquisition, or such Person's Affiliate or Associate.

     "Associate" when used to indicate a relationship with any Person means:

          (a) An "Associate" as defined in Section 12.1; or

     (b) A Person that:

          (i) Directly or indirectly controls, or is controlled by, or is under common control with, the Person specified; or

          (ii) Is acting or intends to act jointly or in concert with the Person specified.

     "Control Company Interests" means those Company Interests that, except for this Article 13, would, if aggregated with all other Company Interests (including Company Interests the acquisition of which is excluded from the definition "Control Company Interests Acquisition" below) owned by a Person or in respect of which that Person is entitled to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, entitle that Person, directly or indirectly, to exercise or direct the exercise of the voting power of any class or series of Company Interests within any of the following ranges of voting power:

          (a)  One-fifth or more, but less than one-third of all voting power;

          (b)  One-third or more, but less than a majority of all voting power;
               or

          (c)  A majority or more of all voting power.

"Control Company Interests" includes Company Interests only to the extent that the Acquiring Person, following the acquisition of the Company Interests, is entitled, directly or indirectly, to exercise or direct the exercise of voting power within any level of voting power set forth in this section for which approval has not been obtained previously under Section 13.2.

     "Control Company Interests Acquisition" means the acquisition, directly or indirectly, by any Person (other than (i) the Company, (ii) any subsidiary of the Company, (iii) the General Partners, the Special Shareholder, the Original Shareholders, and the Dissolution Shareholder, and (iv) any Affiliate or Associate of any Person described in clause (iii) above), of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding Control Company Interests. Control Company Interests Acquisition does not include the acquisition of Control Company Interests:

     (a) Under the laws of descent and distribution;

     (b) Under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this Article 13; or

     (c) Under a merger, consolidation or exchange of interests if the Company is a party to the merger, consolidation or exchange of interests.

Unless the acquisition entitles any Person, directly or indirectly, to exercise or direct the exercise of voting power of Company Interests in excess of the range of voting power previously authorized or attained under an acquisition that is exempt under items (a), (b) or (c) of this definition, "Control Company Interests Acquisition" does not include the acquisition of Company Interests in good faith and not for the purpose of circumventing this Article 13, by or from any Person whose voting rights have previously been authorized by the Shareholders in compliance with this Article 13 or any Person whose previous acquisition of Company Interests would have constituted a Control Company Interests Acquisition but for the exclusions in items (a) through (c) of this definition.

     "Interested Company Interests" means Company Interests in respect of which an Acquiring Person is entitled to exercise or direct the exercise of the voting power of Company Interests in the election of Directors or otherwise.

     13.2  Voting Rights.

     (a) Control Company Interests acquired in a Control Company Interests Acquisition have no voting rights except to the extent approved by the Shareholders at a meeting held under Section 13.4 by the affirmative vote of two-thirds in interest of all Shareholders, excluding any votes cast with respect to Interested Company Interests.

     (b) For purposes of this Section 13.2:

     (i) Company Interests acquired within 180 days or Company Interests acquired under a plan to make a Control Company Interests Acquisition are considered to have been acquired in the same acquisition; and

     (ii) A Person may not be deemed to be entitled to exercise or direct the exercise of voting power with respect to Company Interests held for the benefit of others if the Person:

          (A) Is acting in the ordinary course of business, in good faith and not for the purpose of circumventing the provisions of this Section of the Agreement; and

          (B) Is not entitled to exercise or to direct the exercise of the voting power of the Company Interests unless the Person first seeks to obtain the instruction of another person.

     13.3 Acquiring Person Statement. Any Person who proposes to make or who has made a Control Company Interests Acquisition may deliver an Acquiring Person statement to the Company at the Company's principal office. The Acquiring Person statement shall set forth all of the following:

     (a) The identity of the Acquiring Person and each other member of any group of which the Person is a part for purposes of determining Control Company Interests;

     (b) A statement that the Acquiring Person statement is given under this
Article 13;

     (c) The number of Company Interests owned (directly or indirectly) by the Acquiring Person and each other member of any group;

     (d) The applicable range of voting power as set forth in the definition of "Control Company Interests"; and

     (e) If the Control Company Interests Acquisition has not occurred:

          (i) A description in reasonable detail of the terms of the proposed Control Company Interests Acquisition; and

          (ii) Representations of the Acquiring Person, together with a statement in reasonable detail of the facts on which they are based, that:

               (A) The proposed Control Company Interests Acquisition, if consummated, will not be contrary to law; and

               (B) The Acquiring Person has the financial capacity, through financing to be provided by the Acquiring Person, and any additional specified sources of financing required under
                    Section 13.5, to make the proposed Control Company Interests Acquisition.

13.4  Special Meeting.

     (a) Except as provided in Section 13.5, if the Acquiring Person requests, at the time of delivery of an Acquiring Person statement, and gives a written undertaking to pay the Company's expenses of a special meeting, except the expenses of opposing approval of the voting rights, within ten days after the day on which the Company receives both the request and undertaking, the Board of Directors of the Company shall call a special meeting of the Shareholders, to be held within 50 days after receipt of the Acquiring Person statement and undertaking, for the purpose of considering the voting rights to be accorded the Company Interests acquired or to be acquired in the Control Company Interests Acquisition.

     (b) The Board of Directors may require the Acquiring Person to give bond, with sufficient surety, to reasonably assure the Company that this undertaking will be satisfied.

     (c) Unless the Acquiring Person agrees in writing to another date, the special meeting of Shareholders shall be held within 50 days after the day on which the Company has received both the request and the undertaking.

     (d) If the Acquiring Person makes a request in writing at the time of delivery of the Acquiring Person statement, the special meeting may not be held sooner than 30 days after the day on which the Company receives the Acquiring Person statement.

     (e) If no request is made under subsection (a) of this Section 13.4, the issue of the voting rights to be accorded the Company Interests acquired in the Control Company Interests Acquisition may, at the option of the Company, be presented for consideration at any meeting of the Shareholders. If no request is made under subsection (a) of this Section 13.4 and the Company proposes to present the issue of the voting rights to be accorded the Company Interests acquired in a Control Company Interests Acquisition for consideration at any meeting of the Shareholders, the Company shall provide the Acquiring Person with written notice of the proposal not less than 20 days before the date on which notice of the meeting is given.

     13.5  Calls.

     (a) A call of a special meeting of Shareholders is not required to be made under Section 13.4 unless, at the time of delivery of an Acquiring Person statement under Section 13.3, the Acquiring Person has:

          (i) Entered into a definitive financing agreement or agreements with one or more responsible financial institutions or other entities that have the necessary financial capacity, providing for any amount of financing of the Control Company Interests Acquisition not to be provided by the Acquiring Person; and

          (ii) Delivered a copy of the agreements to the Company.

     13.6  Notice of Meeting.

     (a) If a special meeting of the Shareholders is requested, notice of the special meeting shall be given as promptly as reasonably practicable by the Company to all Shareholders of record as of the record date set for the meeting, whether or not the Shareholder is entitled to vote at the meeting.

     (b) Notice of the special or annual meeting at which the voting rights are to be considered shall include or be accompanied by the following:

          (i) A copy of the Acquiring Person statement delivered to the Company under Section 13.3; and

          (ii) A statement by the Board of Directors setting forth its position or recommendation, or stating that it is taking no position or making no recommendation, with respect to the issue of voting rights to be accorded the Control Company Interests.

     13.7  Redemption Rights.

     (a) If an Acquiring Person statement has been delivered on or before the 10th day after the Control Company Interests Acquisition, the Company may, at its option, redeem any or all Control Company Interests, except Control Company Interests for which voting rights have been previously approved under Section 13.2, at any time during a 60-day period commencing on the day of a meeting at which voting rights are considered under Section 13.4 and are not approved.

     (b) In addition to the redemption rights authorized under subsection (a) of this Section 13.7, if an Acquiring Person statement has not been delivered on or before the 10th day after the Control Company Interests Acquisition, the Company may, at its option, redeem any or all Control Company Interests, except Control Company Interests for which voting rights have been previously approved under
Section 13.2, at any time during a period commencing on the 11th day after the Control Company Interests Acquisition and ending 60 days after the acquiring person statement has been delivered.

     (c) Any redemption of Control Company Interests under this Section shall be at the fair value of the Company Interests. For purposes of this section, "fair value" shall be determined:

          (i) As of the date of the last acquisition of Control Company Interests by the Acquiring Person in a Control Company Interests Acquisition or, if a meeting is held under Section 13.4, as of the date of the meeting; and

          (ii) Without regard to the absence of voting rights for the Control Company Interests.


     13.8 Amendment. Notwithstanding any other provisions of this Agreement, this Article 13 may only be amended or repealed by a vote of 80% in interest of all Shareholders, voting together as a single class, excluding any votes cast with respect to Interested Company Interests.


                                   ARTICLE 14

                            Miscellaneous Provisions

     14.1  Notices.

     (a) Except as otherwise provided in this Agreement or in the By-laws, any and all notices, consents, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given only if in writing and the same shall be delivered either in hand, by telecopy, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postage prepaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

     (b) All notices, demands, and requests to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal.

     (c) All such notices, demands and requests shall be addressed as follows:
(i) if to the Company, to its principal place of business, as set forth in
Article 2 hereof and (ii) if to a Shareholder, to the address of such Shareholder listed on the Company's Shareholder register.

     (d) By giving to the other parties written notice thereof, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address.

     14.2 Word Meanings. The words such as "herein", "hereinafter", "hereof" and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall


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include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

     14.3 Binding Provisions. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors and assigns of the respective parties hereto.


     14.4 Amendment and Modification. Unless otherwise specifically provided in this Agreement, this Agreement may be amended, modified or supplemented only by the vote, at a duly held meeting, of more than 50% in interest of the then-outstanding Common Shares (or, in the case of a written Consent without a meeting, more than 50% in interest of the aggregate then-outstanding Common Shares), voting or acting as one class (and not as separate classes, notwithstanding the fact that there may be members of more than one class voting); provided, however, that Section 8.1 shall not be amended, modified or supplemented, unless such amendment, modification or supplement receives the Consent of at least 80% in interest of the holders of then-outstanding Common Shares.


     14.5 Waiver. The waiver by any party hereto of a breach of any provisions contained herein shall be in writing, signed by the waiving party, and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

     14.6 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to such state's laws concerning conflicts of laws. In the event of a conflict between any provision of this Agreement and any nonmandatory provision of the Act, the provision of this Agreement shall control and take precedence.

     14.7 Separability of Provisions. Each provision of this Agreement shall be deemed severable, and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, such provision may be changed, consistent with the intent of the parties hereto, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding and enforceable. If any provision of this Agreement is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, and if such provision cannot be changed consistent with the intent of the parties hereto to make it fully legal, valid, binding and enforceable, then such provision shall be stricken from this Agreement, and the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain in full force and effect.

     14.8 Headings. The headings contained in this Agreement (including but not limited to the titles of the Schedules and Exhibits hereto) have been inserted for the convenience of reference only, and neither such headings nor the placement of any term hereof under any particular heading shall in any way restrict or modify any of the terms or provisions hereof.

     14.9 Further Assurances. The Shareholders shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

     14.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

     14.11 Entire Agreement. This Agreement, and all Schedules and Exhibits hereto, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersedes all prior understandings or agreements, oral or written, between the parties.


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     IN WITNESS WHEREOF, the undersigned, being the Chairman and Chief Executive
Officer and the President of the Company, respectively, have executed and delivered this Amended and Restated Certificate of Formation and Operating Agreement on behalf of the Shareholders who have duly approved this Agreement as required by Section 14.4 as of the day and year first-above written.



                                By:
                                    ----------------------------------------
                                    Name:   Mark K. Joseph
                                    Title:  Chairman and Chief Executive Officer




                                By:
                                    ----------------------------------------
                                    Name:   Michael L. Falcone
                                    Title:  President